                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                CLICKOVER, INC.,

                        FOCALINK ACQUISITION CORPORATION,

                         FOCALINK COMMUNICATIONS, INC.,

                        CUPERTINO NATIONAL BANK & TRUST,

                                  MAYFIELD VII

                                       AND

                           MAYFIELD ASSOCIATES FUND II


                          Dated as of November 22, 1997

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE I         THE MERGER...........................................................................  1
         1.1      The Merger...........................................................................  1
         1.2      Effective Time.......................................................................  2
         1.3      Effect of the Merger.................................................................  2
         1.4      Articles of Incorporation; Bylaws....................................................  2
         1.5      Directors and Officers...............................................................  2
         1.6      Consideration to Be Issued; Effect on Capital Stock..................................  2
         1.7      Surrender of Certificates and Notes..................................................  6
         1.8      Certificate of Focalink Securityholder Agent; Release................................  8
         1.9      No Further Rights in Focalink Capital Stock or Focalink Debt.........................  9
         1.10     Waiver of Right to Receive ClickOver Capital Stock...................................  9
         1.11     Lost, Stolen or Destroyed Focalink Certificates......................................  9
         1.12     Tax Consequences.....................................................................  9
         1.13     Taking of Necessary Action; Further Action........................................... 10
         1.14     Definition of Knowledge.............................................................. 10

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF FOCALINK........................................... 10
         2.1      Organization of Focalink............................................................. 10
         2.2      Focalink Capital Structure........................................................... 10
         2.3      Subsidiaries......................................................................... 11
         2.4      Authority............................................................................ 11
         2.5      Focalink Financial Statements........................................................ 12
         2.6      No Undisclosed Liabilities........................................................... 12
         2.7      No Changes........................................................................... 13
         2.8      Tax and Other Returns and Reports.................................................... 14
         2.9      Restrictions on Business Activities.................................................. 16
         2.10     Title to Properties; Absence of Liens and Encumbrances............................... 16
         2.11     Intellectual Property................................................................ 16
         2.12     Agreements, Contracts and Commitments................................................ 18
         2.13     Interested Party Transactions........................................................ 19
         2.14     Compliance with Laws................................................................. 19
         2.15     Litigation........................................................................... 19
         2.16     Insurance............................................................................ 20
         2.17     Minute Books......................................................................... 20
         2.18     Relationships With Suppliers and Licensors........................................... 20
         2.19     Trade Secrets........................................................................ 20
         2.20     Environmental Matters................................................................ 20
         2.21     Brokers' and Finders' Fees: Third Party Expenses..................................... 22
         2.22     Permits and Licenses................................................................. 22
         2.23     Employee Matters and Benefit Plans................................................... 22
         2.24     Employees............................................................................ 25
         2.25     Representation Complete.............................................................. 25

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF CLICKOVER AND
                  MERGER SUB........................................................................... 26
         3.1      Organization, Standing and Power..................................................... 26
         3.2      Capital Structure.................................................................... 26
         3.3      Subsidiaries......................................................................... 27
         3.4      Authority............................................................................ 27
         3.5      ClickOver Financial Statements....................................................... 28
         3.6      No Undisclosed Liabilities........................................................... 28
         3.7      No Changes........................................................................... 28
         3.8      Tax and Other Returns and Reports.................................................... 30
         3.9      Restrictions on Business Activities.................................................. 31
         3.10     Title to Properties; Absence of Liens and Encumbrances............................... 32
         3.11     Intellectual Property................................................................ 32
         3.12     Agreements, Contracts and Commitments................................................ 33
         3.13     Interested Party Transactions........................................................ 35
         3.14     Compliance with Laws................................................................. 35
         3.15     Litigation........................................................................... 35
         3.16     Insurance............................................................................ 35
         3.17     Minute Books......................................................................... 36
         3.18     Relationships With Suppliers and Licensors........................................... 36
         3.19     Trade Secrets........................................................................ 36
         3.20     Environmental Matters................................................................ 36
         3.21     Brokers' and Finders' Fees: Third Party Expenses..................................... 37
         3.22     Permits and Licenses................................................................. 37
         3.23     Employee Matters and Benefit Plans................................................... 37
         3.24     Employees............................................................................ 40
         3.25     Representation Complete.............................................................. 40

ARTICLE IV        CONDUCT BY FOCALINK PRIOR TO THE EFFECTIVE TIME...................................... 41
         4.1      Conduct of Business of Focalink...................................................... 41
         4.2      No Solicitation...................................................................... 43

ARTICLE V         ADDITIONAL AGREEMENTS................................................................ 44
         5.1      Sale of Shares; Shareholder Matters.................................................. 44
         5.2      Access to Information................................................................ 46
         5.3      Confidentiality...................................................................... 46
         5.4      Intellectual Property................................................................ 46
         5.5      Expenses............................................................................. 46
         5.6      Public Disclosure.................................................................... 47
         5.7      Consents............................................................................. 47
         5.8      FIRPTA Compliance.................................................................... 47
         5.9      Reasonable Efforts................................................................... 47
         5.10     Notification of Certain Matters...................................................... 47
         5.11     Certain Benefit Plans................................................................ 48
         5.12     Voting Agreement..................................................................... 48
         5.13     Additional Documents and Further Assurances.......................................... 48

         5.14     ClickOver Board of Directors......................................................... 48
         5.15     Future Amendment to ClickOver Articles............................................... 48

ARTICLE VI        CONDITIONS TO THE MERGER............................................................. 48
         6.1      Conditions to Obligations of Each Party to Effect the Merger......................... 48
         6.2      Additional Conditions to Obligations of Focalink..................................... 49
         6.3      Additional Conditions to Obligations of ClickOver.................................... 50

ARTICLE VII  ESCROW.................................................................................... 52
         7.1      Escrow Period........................................................................ 52
         7.2      Escrow Arrangements.................................................................. 52

ARTICLE VIII  LIABILITY OF CLICKOVER................................................................... 59
         8.1      Claims Against ClickOver............................................................. 59
         8.2      Resolution of Conflicts; Arbitration................................................. 60
         8.3      Limitation of Liability.............................................................. 60

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER.......................................................... 61
         9.1      Termination.......................................................................... 61
         9.2      Effect of Termination................................................................ 62
         9.3      Amendment............................................................................ 62
         9.4      Extension; Waiver.................................................................... 62

ARTICLE X  GENERAL PROVISIONS.......................................................................... 62
         10.1     Survival of Representations, Warranties and Agreements............................... 62
         10.2     Notices.............................................................................. 63
         10.3     Interpretation....................................................................... 64
         10.4     Counterparts......................................................................... 64
         10.5     Entire Agreement: Assignment......................................................... 64
         10.6     Severability......................................................................... 65
         10.7     Other Remedies....................................................................... 65
         10.8     Governing Law........................................................................ 65
         10.9     Rules of Construction................................................................ 65
         10.10    Dispute Resolution................................................................... 65

                                INDEX OF EXHIBITS

EXHIBIT                             DESCRIPTION
-------                             -----------
Exhibit A              Form of Amended and Restated Articles of Incorporation

Exhibit B              Addresses of holders of Focalink Capital Stock

Exhibit C              Form of Shareholder Questionnaire and Release

Exhibit D              Form of Shareholder Voting Agreement

Exhibit E              Form of Legal Opinion of Counsel to ClickOver

Exhibit F              Form of Amendment No. 1 to Investor Rights Agreement

Exhibit G              Form of Legal Opinion of Counsel to Focalink

Exhibit H              Form of Right of First Refusal Agreement

                           INDEX OF FOCALINK SCHEDULES


SCHEDULE                     DESCRIPTION
--------                     -----------
1.6(c)               List of Warrantholders
1.6(e)               List of Debtors
1.14(a)              Directors, Officers and Employees with Knowledge
2.2(a)               List of Shareholders
2.2(b)               List of Option/Warrantholders
2.4                  Authority
2.5                  Focalink Financials
2.6                  No Undisclosed Liabilities
2.7                  No Changes
2.8                  Tax and Other Returns and Reports
2.10(a)              Title to Properties
2.10(b)              Absence of Liens and Encumbrances
2.11                 Intellectual Property
2.11(c)              Proceedings Related to Intellectual Property
2.12(a)              Agreements, Contracts and Commitments
2.12(b)              Breaches and Defaults
2.13                 Interested Party Transactions
2.15                 Litigation
2.16                 Insurance
2.19                 Trade Secrets
2.20                 Environmental Matters
2.21                 Brokers and Finders Fees:  Third-Party Expenses
2.22                 Permits and Licenses
2.23(b)              Benefit Plans
2.23(d)              Employee Plan Compliance
2.23(g)              No Post Employment Obligations
2.23(h)(i)&(ii)      Effect of Transaction
2.23(j)              Labor
4.1(m)               Severance Agreements
5.12                 Shareholders Signing Voting Agreements
6.2(c)               Third Party Consents Required of Focalink
6.3(j)               Focalink Debt

                          INDEX OF CLICKOVER SCHEDULES



SCHEDULE                                    DESCRIPTION
--------                                    -----------
1.14(b)              Directors, Officers and Employees with Knowledge
3.2(a)               Shareholder List
3.2(b)               Option and Warrant Holder List
3.4                  Authority
3.5                  ClickOver Financials
3.6                  Undisclosed Liabilities
3.7                  No Changes
3.8                  Tax Returns and Audits
3.9                  Restrictions on Business Activities
3.10(a)              Leased Real Property
3.10(b)              Liens on Property
3.11                 Intellectual Property
3.12(a)              Agreements, Contracts and Commitments
3.12(b)              Alleged Breach of Contracts
3.13                 Interested Party Transactions
3.15                 Litigation
3.16                 Insurance
3.19                 Exceptions to Trade Secrets
3.21                 Brokers and Finders Fees:  Third-Party Expenses
3.22                 Permits and Licenses
3.23(b)              Employee Plan and Employee Agreements
3.23(d)              Employee Plan Compliance
3.23(g)              Post Employment Obligations
3.23(h)(i)           Effect of Transaction
3.23(h)(ii)          Excess Parachute Payments
3.23(j)              Labor
6.3(c)               Third Party Consents Required of ClickOver

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of November 22, 1997 by and among ClickOver Inc., a California corporation ("ClickOver"), Focalink Acquisition Corporation, a California corporation and a wholly-owned subsidiary of ClickOver ("Merger Sub"), Focalink Communications, Inc., a California corporation ("Focalink"), Cupertino National Bank & Trust ("Cupertino"), Mayfield VII and Mayfield Associates Fund II (together with Mayfield VII, "Mayfield").

                                    RECITALS

         A. The Boards of Directors of each of Focalink, ClickOver and Merger Sub believe it is in the best interests of each company and their respective shareholders that ClickOver acquire Focalink through the statutory merger of Merger Sub with and into Focalink (the "Merger"), and in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of Focalink ("Focalink Capital Stock") and all of the debt of Focalink outstanding immediately prior to the Effective Time not expressly assumed by ClickOver shall be converted into shares of capital stock of ClickOver ("ClickOver Capital Stock"), all outstanding options to purchase Focalink Capital Stock shall be cancelled and all outstanding warrants to acquire shares of Focalink Capital Stock shall be converted into warrants to acquire shares of ClickOver Capital Stock.

         C. A portion of the shares of ClickOver Capital Stock otherwise issuable by ClickOver in connection with the Merger shall be placed in escrow by ClickOver, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

         D. ClickOver and Focalink desire to make certain representations and warranties and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Corporations Code of California ("California Law"), Merger Sub shall be merged with and into Focalink, the separate corporate existence of Merger Sub shall cease, and Focalink shall continue as the surviving corporation and as a wholly-owned subsidiary of ClickOver. Focalink as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, CA 94303, unless another place or time is agreed to by ClickOver and Focalink. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement or Certificate of Merger (or like instrument) with the Secretary of State of the State of California (the "Merger Agreement"), in accordance with the relevant provisions of applicable law (the time of confirmation by the Secretary of State of the State of California of such filing being referred to herein as the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and Focalink shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Focalink shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      Articles of Incorporation; Bylaws.

                  (a) Unless otherwise determined by mutual agreement of ClickOver and Focalink prior to the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

                  (b) Unless otherwise determined by mutual agreement of ClickOver and Focalink prior to the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         1.6 Consideration to Be Issued; Effect on Capital Stock. The consideration to be issued by ClickOver in the Merger shall be the number of shares of ClickOver Capital Stock and the warrants to acquire shares of ClickOver Capital Stock as set forth in this Section 1.6 (the "Consideration"), all of which shall be delivered to the holders of Focalink Capital Stock as described in Section 1.7 below. No adjustment shall be made to the Consideration issued in the Merger as a result of any cash proceeds received by Focalink from the date hereof to the Effective Time pursuant to the exercise of options, warrants or other rights to acquire Focalink Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Focalink or the holder of any shares of Focalink Capital Stock (the "Focalink Shareholders"), the following shall occur:

                  (a) Focalink Capital Stock. At the Effective Time, each share of Focalink Capital Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted automatically into a right to receive shares of ClickOver Capital Stock. Except for the shares of ClickOver Capital Stock contributed to the Escrow Fund (as defined in Section 7.2(a)) on behalf of the Participating Shareholders (as defined below), at the Effective Time each holder of Focalink Capital Stock shall be entitled to receive the number of shares of ClickOver Capital Stock as described below:

                           (i) Common Stock. Each share of Focalink Common
Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for that number of validly issued, fully paid and nonassessable shares of ClickOver Common Stock equal to the Exchange Ratio. Each stock certificate of Focalink evidencing ownership of any such shares of Focalink Common Stock shall, as of the Effective Time, evidence ownership of such shares of ClickOver Common Stock, provided, however, that if any holder of Focalink Common Stock does not have a fully vested interest in such shares of Focalink Common Stock, then the shares of Clickover Common Stock issuable to the respective holder shall be subject to the same vesting schedule so that the number of shares of Common Stock of ClickOver vest in the same proportion as the number of shares of Focalink which would have vested multiplied by the Exchange Ratio.

                           (ii) Preferred Stock. Each share of Focalink Series A
Preferred Stock, Series B Preferred Stock and Series A-1 Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for that number of validly issued, fully paid and nonassessable shares of ClickOver Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, respectively, equal to the Exchange Ratio. Each stock certificate of Focalink evidencing ownership of any such shares of Focalink Series A Preferred Stock, Series B Preferred Stock and Series A-1 Preferred Stock shall, as of the Effective Time, evidence ownership of such shares of ClickOver Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, respectively. The rights, privileges and preferences of the ClickOver Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock will be as stated in ClickOver's Amended and Restated Articles of Incorporation substantially in the form attached hereto as Exhibit A which shall be filed with the Secretary of State of the State of California prior to the Closing with any modifications to the amount of the preferences of the ClickOver Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred

Stock approved by both the Board of Directors of Focalink and the Board of Directors of ClickOver (the "Filed Articles").

                  (b) Focalink Debt. At the Effective Time, all Focalink Debt (as defined below) outstanding immediately prior to the Effective Time shall be converted into and exchanged for that number of validly issued, fully paid and nonassessable shares of ClickOver Series C-3 Preferred Stock equal to the Exchange Ratio multiplied by the quotient obtained by dividing the total amount of such Focalink Debt by the Effective Issue Price (as defined below). All of the promissory notes or similar instruments held by Cupertino and Mayfield evidencing the Focalink Debt shall, as of the Effective Time, evidence ownership of such shares of ClickOver Series C-3 Preferred Stock. The rights, privileges and preferences of the ClickOver Series C-3 Preferred Stock will be as stated in the Filed Articles.

                  (c) Warrants. At the Effective Time, the warrants to purchase shares of Focalink Capital Stock listed on Schedule 1.6(c) then outstanding (each a "Focalink Warrant") shall be assumed by ClickOver in accordance with the provisions described below:

                           (i) At the Effective Time, each Focalink Warrant
shall be, in connection with the Merger, assumed by ClickOver. Each Focalink Warrant so assumed by ClickOver under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the respective agreement governing such Focalink Warrant immediately prior to the Effective Time, except that (A) each such Focalink Warrant to purchase Focalink Series A Preferred Stock shall be exercisable for that number of whole shares of ClickOver Series C-1 Preferred Stock equal to the product of the number of shares of Focalink Series A Preferred Stock that were issuable upon exercise of such Focalink Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of ClickOver Series C-1 Preferred Stock, with one-half share being rounded up, at that exercise price per share equal to the quotient determined by dividing the exercise price per share at which such Focalink Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent, with one-half cent being rounded up, (B) each such Focalink Warrant to purchase Focalink Series B Preferred Stock shall be exercisable for that number of whole shares of ClickOver Series C-2 Preferred Stock equal to the product of the number of shares of Focalink Series B Preferred Stock that were issuable upon exercise of such Focalink Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of ClickOver Series C-2 Preferred Stock, with one-half share being rounded up, at that exercise price per share equal to the quotient determined by dividing the exercise price per share at which such Focalink Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent, with one-half cent being rounded up, and (C) each such Focalink Warrant to purchase Focalink Series A-1 Preferred Stock shall be exercisable for that number of whole shares of ClickOver Series C-3 Preferred Stock equal to the product of the number of shares of Focalink Series A-1 Preferred Stock that were issuable upon exercise of such Focalink Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of ClickOver Series C-3 Preferred Stock, with one-half share being rounded up, at that exercise price per share equal to the quotient determined by dividing the exercise price per share at which such Focalink

Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent, with one-half cent being rounded up.

                           (ii) Promptly following the Effective Time, ClickOver
will issue to each holder of an outstanding Focalink Warrant a document evidencing the foregoing assumption of such Focalink Warrant by ClickOver.

                  (d) Fractional Shares. No fraction of a share of ClickOver Capital Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Focalink Capital Stock or Focalink Debt who would otherwise be entitled to a fraction of a share of ClickOver Common Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock (after aggregating all the fractional shares of ClickOver Common Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock by class and series of such shares to be received by such holder) shall be entitled to receive, without any interest, from ClickOver an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the value of one share of ClickOver Common Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock, as the case may be. For purposes of this Section only, the value of each share of ClickOver Common Stock shall be equal to ten percent (10%) of the Series C-3 Liquidation Price (as defined in the Filed Articles), the value of each share of ClickOver Series C-1 Preferred Stock shall be equal to the Series C-1 Liquidation Price (as defined in the Filed Articles), the value of each share of ClickOver Series C-2 Preferred Stock shall be equal to the Series C-2 Liquidation Price (as defined in the Filed Articles) and the value of each share of ClickOver Series C-3 Preferred Stock shall be equal to the Series C-3 Liquidation Price (as defined in the Filed Articles).

                  (e) Assumption of Debt. At the Effective Time, ClickOver shall assume those debts and liabilities, and only those debts and liabilities, of Focalink listed on Schedule 1.6(e) (the "Assumed Debt").

                  (f) Stock Options. No options to purchase shares of Focalink Capital Stock, whether outstanding under Focalink's 1995 Stock Plan (the "Focalink Plan") or otherwise (each a "Focalink Option"), shall be assumed by ClickOver in the Merger and all such Focalink Options shall be cancelled and extinguished as of the Effective Time without any action on the part of Focalink, ClickOver or any holder of a Focalink Option.

                  (g)      Definitions.

                                    (A) ClickOver Total Shares. The "ClickOver
Total Shares" shall mean that number of shares of Clickover Capital Stock that are outstanding immediately prior to the Effective Time, plus that number of shares of ClickOver Capital Stock issuable upon exercise of all options and warrants to purchase ClickOver Capital Stock that are outstanding immediately prior to the Effective Time.

                                    (B) Focalink Total Shares. The "Focalink
Total Shares" shall mean that number of shares of Focalink Capital Stock that are outstanding immediately prior to the Effective Time, plus that number of shares of Focalink Capital Stock issuable upon exercise of all Focalink Options that are outstanding at the close of business on the day immediately preceding the Closing Date, plus that number of shares of Focalink Capital Stock issuable upon exercise of all Focalink Warrants outstanding immediately prior to the Effective Time, plus that number of shares of Focalink Capital Stock that would have been issued and outstanding immediately prior to the Effective Time if all of the Focalink Debt had been converted into Focalink Capital Stock at the Effective Issue Price immediately prior to the Effective Time.

                                    (C) Focalink Debt. The "Focalink Debt" shall
mean all of the outstanding principal plus all accrued but unpaid interest, whether matured or unmatured, owing by Focalink to Cupertino and/or Mayfield immediately prior to the Effective Time other than the Assumed Debt.

                                    (D) Exchange Ratio. The "Exchange Ratio"
shall mean the quotient obtained by dividing (x) 0.25 times the ClickOver Total Shares by (y) 0.75 times the Focalink Total Shares.

                                    (E) Effective Issue Price. The "Effective
Issue Price" shall be the price per share at which shares of Focalink Capital Stock would be issued to enable a holder of $2,000,000 of the Focalink Debt to receive twenty-five percent (25%) of the total Focalink Capital Stock outstanding immediately prior to the Effective Time (including in the calculation of such Focalink Capital Stock all shares of Focalink Capital Stock issuable upon exercise of all outstanding options and warrants to acquire Focalink Capital Stock), if all of such Focalink Debt were converted into shares of Focalink Capital Stock immediately prior to the Effective Time.

                                    (F) Escrow Amount. The "Escrow Amount" shall
be that number of shares of ClickOver Common Stock equal to 0.20 times the total number of shares of ClickOver Common Stock issued at the Closing to the Participating Shareholders (as defined below) plus that number of shares of Preferred Stock of ClickOver equal to 0.20 times the total number of shares of Preferred Stock of ClickOver issued at the Closing to the Participating Shareholders, excluding shares issuable upon exercise of Focalink Warrants assumed by ClickOver.

                                    (G) Participating Shareholders. The
"Participating Shareholders" shall be Mayfield and those shareholders of Focalink Capital Stock who have consented to depositing their proportionate share of the Escrow Amount into the Escrow Fund, provided, however, that Cupertino shall not be obligated to deposit any shares of ClickOver Capital Stock it receives in the Merger into the Escrow Fund.

         1.7      Surrender of Certificates and Notes.

                  (a) ClickOver to Provide Capital Stock. Promptly after the Effective Time, ClickOver shall make available the aggregate number of shares of ClickOver Capital Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Focalink Capital Stock and the Focalink Debt; provided that, on behalf of the Participating Shareholders, ClickOver shall deposit into an escrow account a number of shares of ClickOver Capital Stock equal to the Escrow Amount out of the aggregate number of shares of ClickOver Capital Stock otherwise issuable to such Participating Shareholders pursuant to Section 1.6.

                  (b)      Exchange Procedures.

                           (i) Focalink Capital Stock. Prior to the Effective
Time, each Focalink Shareholder shall surrender to ClickOver, or to such other agent or agents as may be appointed by ClickOver, all certificate(s) representing shares of Focalink Capital Stock (the "Focalink Certificates") duly completed and validly executed in accordance with the instructions thereto. Upon surrender of all Focalink Certificates for cancellation the holder of each Focalink Certificate shall be entitled to receive in exchange therefore certificate(s) representing the number of whole shares of ClickOver Capital Stock plus cash in lieu of fractional shares in accordance with Section 1.6, less, in the case of each Participating Shareholder, the number of shares of ClickOver Capital Stock to be deposited in the Escrow Fund on such Participating Shareholder's behalf pursuant to Article VII. Subject to the provisions of
Section 1.7(b)(iii) below, as soon as practicable after the Effective Time ClickOver shall cause to be mailed to each Focalink Shareholder to the respective address listed on Exhibit B a certificate or certificates representing the shares of ClickOver Capital Stock (the "ClickOver Certificates") issuable to such Focalink Shareholder in the Merger; thereafter the Focalink Certificates so surrendered shall be canceled.

                           (ii) Focalink Debt. Prior to or at the Effective
Time, Cupertino and Mayfield shall each surrender to ClickOver, or to such other agent or agents as may be appointed by ClickOver, for cancellation any evidence of the Focalink Debt (the "Focalink Notes") or shall execute an instrument of cancellation in form and substance acceptable to ClickOver. In addition, Cupertino and Mayfield shall each deliver to ClickOver a properly executed Form UCC-2 termination statement and any other documents required to release any security interest that Cupertino and/or Mayfield may have in any of the assets of Focalink. Upon surrender of all Focalink Notes for cancellation, Cupertino and Mayfield shall each be entitled to receive in exchange therefore certificate(s) representing the number of whole shares of ClickOver Capital Stock plus cash in lieu of fractional shares in accordance with Section 1.6, less, in the case of Mayfield, the number of shares of ClickOver Capital Stock to be deposited in the Escrow Fund on Mayfield's behalf pursuant to Article VII. Subject to the provisions of Section 1.7(b)(iii) below, as soon as practicable after the Effective Time ClickOver shall cause to be mailed to Cupertino and Mayfield to the respective address listed in Section 10.2 the ClickOver Certificates issuable to them in the Merger in exchange for the cancellation of the Focalink Debt; thereafter the Focalink Notes so surrendered shall be canceled.

                           (iii) Deposit of Escrow Amount. As soon as
practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, ClickOver shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing the number of shares of ClickOver Capital Stock equal to the Escrow Amount, which certificate or certificates shall be registered in the name of the

Escrow Agent. Such shares shall be beneficially owned by the Participating Shareholders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate ClickOver as provided in Article VII.

                  (c) Distributions with Respect to Unexchanged Shares or Notes. No dividends or other distributions with respect to ClickOver Capital Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Focalink Certificate or Focalink Note with respect to the shares of ClickOver Capital Stock represented thereby until the holder of record of such Focalink Certificate or Focalink Note shall surrender such Focalink Certificate or Focalink Note. Subject to applicable law, following surrender of any such Focalink Certificate or Focalink Note, there shall be paid to the record holder of the ClickOver Certificates representing whole shares of ClickOver Capital Stock issued in exchange therefore, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of ClickOver Capital Stock.

                  (d) Transfers of Ownership. If any ClickOver Certificate is to be issued in a name other than that in which the Focalink Certificate or Focalink Note surrendered in exchange therefore is registered, it will be a condition of the issuance thereof that the Focalink Certificate or Focalink Note so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to ClickOver or any agent designated by it any transfer or other taxes required by reason of the issuance of a ClickOver Certificate in any name other than that of the registered holder of the Focalink Certificate or Focalink Note surrendered, or established to the satisfaction of ClickOver or any agent designated by it that such tax has been paid or is not payable.

                  (e) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither ClickOver nor any other party to this Agreement shall be liable to a holder of shares of ClickOver Capital Stock or Focalink Capital Stock or Focalink Note for any amount not distributed to such holder if such holder fails to present his or her Focalink Certificate or Focalink Note to ClickOver for exchange within two (2) years after the Effective Time.

         1.8      Focalink Certificate; Release.

                  (a) Certificate. At or prior to the Closing, Focalink shall deliver to ClickOver a certificate signed on behalf of Focalink by the chief executive office and chief financial officer of Focalink (the "Focalink Certificate") identifying each of the holders of Focalink Capital Stock, Focalink Warrants and the Focalink Debt and the portion of the Consideration that each such holder is entitled to receive pursuant to Section 1.6 above. ClickOver shall be entitled to rely without investigation on the information set forth in the Focalink Certificate in delivering the Consideration to the holders of Focalink Capital Stock, Focalink Warrants and the Focalink Debt. Notwithstanding anything to the contrary in this Agreement, ClickOver shall not be obligated to deliver any portion of the Consideration to the holders of Focalink Capital Stock, Focalink Warrants and/or the Focalink Debt unless and until Focalink shall have delivered the Focalink Certificate to ClickOver.

                  (b) Release. Focalink, for itself, and each of its officers, directors, shareholders, partners, agents, administrators, representatives, affiliates, predecessors in interest, successors and assigns, hereby unconditionally and forever releases and discharges ClickOver, each of its subsidiaries (including the Surviving Corporation), and each of their respective officers, directors, stockholders, partners, agents, administrators, representatives, affiliates, predecessors in interest, successors and assigns (the "Released Parties") of and from any and all claims, causes of action, liabilities, obligations, costs and expenses of every kind and nature whatsoever, at law or in equity, whether contractual, common law, statutory, federal, state or otherwise, known or unknown, suspected or unsuspected, direct or derivative, which now exists or may exist at any time in the future based upon or relating in any manner to the amount of the Consideration pursuant to
Section 1.6 or any dispute with respect to the interpretation of the manner in which the Consideration is to be distributed pursuant to Section 1.7. This release shall not apply to ClickOver's obligation to deliver the Consideration to the holders of Focalink Capital Stock, Focalink Warrants and the Focalink Debt in accordance with the information contained in the Focalink Certificate.

         1.9 No Further Rights in Focalink Capital Stock or Focalink Debt. All shares of ClickOver Capital Stock issued upon the surrender for exchange of shares of Focalink Capital Stock and the Focalink Debt in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Focalink Capital Stock and all rights associated with such Focalink Debt, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Focalink Capital Stock or any amounts of Focalink Debt which were outstanding immediately prior to the Effective Time.

         1.10 Waiver of Right to Receive ClickOver Capital Stock. If Focalink Certificates or Focalink Notes are presented to ClickOver for any reason within two (2) years after the Effective Time, the Focalink Certificates and Focalink Notes shall be canceled and exchanged as provided in this Article 1. Each holder of a Focalink Certificate or a Focalink Note waives any right to have ClickOver, and ClickOver shall have no obligation to, exchange any Focalink Certificate or Focalink Note presented to ClickOver more than two (2) years after the Effective Time.

         1.11 Lost, Stolen or Destroyed Focalink Certificates. In the event any Focalink Certificates shall have been lost, stolen or destroyed, ClickOver shall issue in exchange for such lost, stolen or destroyed Focalink Certificates, upon the making of an affidavit of that fact by the holder thereto, such shares of ClickOver Capital Stock and cash for a fractional share, if any, as may be required pursuant to Section 1.6; provided, however, that ClickOver may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Focalink Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against ClickOver with respect to the Focalink Certificates alleged to have been lost, stolen or destroyed.

         1.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Merger Sub and Focalink, the officers and directors of Merger Sub and Focalink are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         1.14 Definition of Knowledge. The term "Knowledge of Focalink" shall mean the actual knowledge at or prior to the Closing and that knowledge which they should, as reasonably prudent business persons, have acquired and maintained, of those directors, officers and employees of Focalink set forth on
Schedule 1.14(a). The term "Knowledge of ClickOver" shall mean the actual knowledge at or prior to the Closing and that knowledge which they should, as reasonably prudent business persons, have acquired and maintained, of those directors, officers and employees of ClickOver set forth on Schedule 1.14(b).


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF FOCALINK

         Focalink hereby represents and warrants to ClickOver and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate schedule or section number) supplied by Focalink to ClickOver (the "Focalink Schedules") and dated as of the date hereof, as follows:

         2.1 Organization of Focalink. Focalink is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Focalink has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Focalink is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations, liabilities or prospects of Focalink (hereinafter referred to as a "Material Adverse Effect on Focalink"). Focalink has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to ClickOver.

         2.2      Focalink Capital Structure.

                  (a) The authorized capital stock of Focalink consists of 11,400,000 shares of Common Stock, and 8,200,000 shares of Preferred Stock, of which 2,500,000 shares are designated as Series A Preferred Stock, 2,700,000 shares are designated as Series B Preferred Stock and 3,000,000 shares are designated as Series A-1 Preferred Stock. As of the date hereof, there are 1,472,699 shares of Common Stock outstanding, 2,500,000 shares of Series A Preferred Stock outstanding, 2,656,250 shares of Series B Preferred Stock outstanding and no shares of Series A-1 Preferred Stock outstanding. Focalink Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on
Schedule 2.2(a). All outstanding shares of Focalink Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Focalink or any agreement to which Focalink is a party or by which it is bound.

                  (b) Focalink has reserved 1,537,187 shares of Common Stock for issuance to employees and consultants pursuant to the Focalink Plan, of which 922,836 shares are subject to outstanding, unexercised options, 570,599 shares remain available for future grant and 43,752 shares have been issued pursuant to the exercise of options issued under the Focalink Plan. Focalink has reserved
(i) no shares of Common Stock for issuance upon exercise of outstanding Focalink Options granted outside the Focalink Plan and (ii) 773,453 shares of Focalink Capital Stock for issuance upon exercise of the Focalink Warrants. Schedule 2.2(b) sets forth for each outstanding Focalink Option and Focalink Warrant, the name of the holder of such Focalink Option or Focalink Warrant, the domicile address of such holder, the number of shares of Focalink Capital Stock subject to such Focalink Option or Focalink Warrant, the exercise price of such Focalink Option and Focalink Warrant and the vesting schedule for such Focalink Option and Focalink Warrant, including the extent vested to date and whether the exercisability of such Focalink Option and Focalink Warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Focalink Options and Focalink Warrants described in
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Focalink is a party or by which it is bound obligating Focalink to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Focalink or obligating Focalink to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Focalink Options and Focalink Warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, ClickOver will be the record and sole beneficial owner of all capital stock of Focalink and rights to acquire or receive such capital stock.

         2.3 Subsidiaries. Focalink does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Focalink Shareholders, Focalink has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Focalink Shareholders to duly approve the Merger and this Agreement is (i) a majority of all issued and outstanding Focalink Capital Stock, and (ii) greater than 50% of each class of all issued and outstanding Focalink Capital Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Focalink, subject only to the approval of the Merger and this Agreement by the Focalink

Shareholders. Focalink's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Focalink and constitutes the valid and binding obligation of Focalink, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by Focalink's shareholders, the execution and delivery of this Agreement by Focalink does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of Focalink or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Focalink or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, country, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to Focalink in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

         2.5      Focalink Financial Statements.

                  (a) Schedule 2.5 sets forth (i) Focalink's audited balance sheet as of December 31, 1996 (the "Focalink Balance Sheet"), and the related audited statements of operations and cash flows for the twelve-month period then ended, and (ii) Focalink's unaudited balance sheet as of October 31, 1997 and the related unaudited statements of operations and cash flows for the ten-month period then ended (collectively, the "Focalink Financials"). The Focalink Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Focalink Financials present fairly the financial condition and operating results of Focalink as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which adjustments will not be material in amount or significance.

         2.6 No Undisclosed Liabilities. To the Knowledge of Focalink, except as set forth in Schedule 2.6, Focalink does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, has not been reflected in the Focalink Financials.

         2.7 No Changes. Except as set forth in Schedule 2.7, since the date of the Focalink Balance Sheet, there has not been, occurred or arisen any:

                  (a) transaction by Focalink except in the ordinary course of business as conducted on the date of the Focalink Balance Sheet and consistent with past practices;

                  (b) amendments or changes to the Articles of Incorporation or Bylaws of Focalink;

                  (c) capital expenditures or commitments by Focalink, either individually or in the aggregate, exceeding $10,000;

                  (d) destruction of, damage to or loss of any material assets, business or customers of Focalink (whether or not covered by insurance);

                  (e) labor trouble or claims of wrongful discharge or other unlawful labor practices or actions;

                  (f) resignation or termination of any key officers or employees of Focalink, and to the Knowledge of Focalink, no impending resignation or termination of employment of any such officer or employee;

                  (g) revaluation by Focalink of any of its assets;

                  (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Focalink, or any direct or indirect redemption, purchase or other acquisition by Focalink of any Focalink Capital Stock;

                  (i) sale, lease, license or other disposition of any of the assets or properties of Focalink, except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (j) except as contemplated herein, amendment or termination of any material contract, agreement or license to which Focalink is a party or by which it is bound;

                  (k) loans by Focalink to any person or entity, incurring by Focalink of any indebtedness, guaranteeing by Focalink of any indebtedness, issuance or sale of any debt securities of Focalink or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                  (l) waiver or release of any right or claim of Focalink, including any write-off or other compromise of any account receivable of Focalink;

                  (m) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Focalink or its affairs;

                  (n) notice of any claim of ownership by a third party of any Focalink Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by Focalink of any third party's intellectual property rights;

                  (o) issuance or sale by Focalink of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefore, or of any other of its securities;

                  (p) change in pricing or royalties set or charged by Focalink to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Focalink Intellectual Property Rights to Focalink;

                  (q) event or condition of any character that has had or could be reasonably expected to have a Material Adverse Effect on Focalink; or

                  (r) negotiation or agreement by Focalink or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with ClickOver and its representatives regarding the transactions contemplated by this Agreement).

         2.8      Tax and Other Returns and Reports.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, exercise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits. Except as set forth in
Schedule 2.8:

                           (i) Focalink as of the Effective Time will have
prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Focalink or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                           (ii) Focalink as of the Effective Time: (A) will have
paid or accrued all material Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all material federal and state income taxes, FICA, FUTA and other material Taxes required to be withheld.

                           (iii) Focalink has not been delinquent in the payment
of any Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Focalink, nor has Focalink executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) To the Knowledge of Focalink, no audit or other
examination of any Return of Focalink is currently in progress, nor has Focalink been notified of any request for such an audit or other examination.

                           (v) Focalink does not have any liabilities for unpaid
federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Focalink Balance Sheet, whether asserted or unasserted, contingent or otherwise, and to the Knowledge of Focalink, is unaware of any basis of the assertion of any such liability attributable to Focalink, its assets or operations.

                           (vi) Focalink has provided to ClickOver copies of all
federal and state income and all state sales and use Tax Returns for all periods since the date of Focalink's incorporation.

                           (vii) There are (and as of immediately following the
Effective Time there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of Focalink relating to or attributable to Taxes, except for liens for Taxes not yet due and payable.

                           (viii) To the Knowledge of Focalink, there is no
basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Focalink.

                           (ix) None of Focalink's assets are treated as
"tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (x) As of the Effective Time, there will not be any
contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Focalink that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

                           (xi) Focalink has not filed any consent agreement
under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Focalink.

                           (xii) Focalink is not a party to a tax sharing or
allocation agreement nor does Focalink owe any amount under any such agreement.

                           (xiii) Focalink is not, and has not been at any time,
a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xiv) Focalink's tax basis in its assets for purposes
of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on Focalink's tax books and records.

         2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Focalink is a party or otherwise binding upon Focalink which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Focalink, any acquisition of property (tangible or intangible) by Focalink or the conduct of business by Focalink. Without limiting the foregoing, Focalink has not entered into any agreement under which Focalink is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.10     Title to Properties; Absence of Liens and Encumbrances.

                  (a) Focalink does not own any real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by Focalink, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) Focalink has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible and intangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Focalink Financials or in Schedule 2.10(b) and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         2.11     Intellectual Property.

                  (a) Focalink owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefore, and tangible or intangible proprietary information or material that are used in the business of Focalink as currently conducted or as proposed to be conducted by Focalink (the "Focalink Intellectual Property Rights").

                  (b) Schedule 2.11 sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefore, included in Focalink Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Focalink Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11 sets forth a complete list of all licenses, sublicenses and other agreements as to which Focalink is a party and pursuant to which Focalink or any other person is authorized to use any Focalink Intellectual Property Right (excluding object code end user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of Focalink, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by Focalink, and the consummation of the transactions contemplated hereby, will neither cause Focalink to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedule 2.11, Focalink is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Focalink Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect to which Focalink Intellectual Property Rights are being used.

                  (c) Except as set forth on Schedule 2.11(c), no claims with respect to Focalink's Intellectual Property Rights have been asserted or are, to the Knowledge of Focalink, threatened by any person, nor are there any valid grounds for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of Focalink infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by Focalink of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in Focalink's business as currently conducted or as proposed to be conducted by Focalink, or (iii) challenging the ownership by Focalink, validity or effectiveness of any of Focalink Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Focalink are valid and subsisting. Focalink has not infringed, and to the Knowledge of Focalink, the business of Focalink as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the Knowledge of Focalink, there is no material unauthorized use, infringement or misappropriation of any of Focalink Intellectual Property Rights by any third party, including any employee or former employee of Focalink. No Focalink Intellectual Property Right or product of Focalink is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Focalink. Each employee, consultant or contractor of Focalink has executed a proprietary information and confidentiality agreement substantially in Focalink's standard form, a copy of which Focalink has delivered to ClickOver. All software included in Focalink Intellectual Property Rights is original with Focalink and has been either created by employees of Focalink, by consultants or contractors on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to Focalink.

         2.12     Agreements, Contracts and Commitments.

                  (a) Except as set forth on Schedule 2.12(a), Focalink does not have, is not a party to nor is it bound by:

                           (i) any collective bargaining agreements;

                           (ii) any agreements or arrangements that contain any
severance pay or post-employment liabilities or obligations;

                           (iii) any bonus, deferred compensation, pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                           (iv) any employment or consulting agreement, contract
or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Focalink;

                           (v) any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased or accrue, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any benefits which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (vi) any fidelity or surety bond or completion bond;

                           (vii) any material agreement, contract or commitment
under which it has limited or restricted its right to compete with any person in any material respect;

                           (viii) any agreement of indemnification or guaranty;

                           (ix) any agreement, contract or commitment containing
any covenant limiting the freedom of Focalink to engage in any line of business or to compete with any person;

                           (x) any agreement, contract or commitment relating to
capital expenditures and involving future payments in excess of $10,000;

                           (xi) any agreement, contract or commitment relating
to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Focalink's business (except for the transactions provided for in this Agreement);

                           (xii) any mortgages, indentures, loans or credit
agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

                           (xiii) any purchase order or contract for the
purchase of raw materials involving $10,000 or more;

                           (xiv) any distribution, joint marketing or
development agreement;

                           (xv) any assignment, license or other agreement with
respect to any form of intangible property; or,

                           (xvi) any other agreement, contract or commitment
that involves $10,000 or more or is not cancelable without penalty within thirty
(30) days.

                  (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all of which are noted in Schedule 2.12(b), Focalink has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.11 or Schedule 2.12(a) (any such agreement, contract or commitment, a "Focalink Contract"). Each Focalink Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), to the Knowledge of Focalink is not subject to any default thereunder by any party obligated to Focalink pursuant thereto.

         2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, no officer, director or shareholder of Focalink (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Focalink furnishes or sells or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to Focalink any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.11 or Schedule 2.12(a); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

         2.14 Compliance with Laws. Focalink has complied in all material respects with, is not in material violation of, and has not received any notices of material violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.15 Litigation. To the Knowledge of Focalink, except as set forth in
Schedule 2.15 there is no action, suit or proceeding of any nature pending or threatened against Focalink, its properties or any of its officers or directors, in their respective capacities as such. To the Knowledge of Focalink, except as set forth in Schedule 2.15 there is no investigation pending or threatened against Focalink, its properties or any of its officers or directors by or before any governmental entity. To the Knowledge of Focalink, Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages, claims or other remedy requested. To the Knowledge of Focalink, no governmental entity has at any time challenged or questioned the legal right of Focalink to conduct its business as it is currently being conducted.

         2.16 Insurance. All insurance policies maintained by Focalink are identified in Schedule 2.16 and are valid and enforceable, and there is no claim by Focalink pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid and Focalink is otherwise in material compliance with the terms of such policies. To the Knowledge of Focalink, there is no threatened termination of, or material premium increase with respect to, any of such policies.

         2.17 Minute Books. The minute books of Focalink made available to counsel for ClickOver are the only minute books of Focalink and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of Focalink. Focalink is in full compliance with all of the terms and provisions of its Articles of Incorporation and Bylaws.

         2.18 Relationships With Suppliers and Licensors. No current supplier to Focalink has notified it of an intention to terminate or substantially alter its existing business relationship with Focalink nor has any licensor under a license agreement with Focalink notified Focalink of an intention to terminate or substantially alter Focalink's rights under such license.

         2.19 Trade Secrets. Focalink has taken reasonable security measures to protect the confidentiality of its trade secrets. All current and past employees or consultants of Focalink, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed such trade secrets, or who have or had access to information disclosing such trade secrets, have entered into confidentiality and non-disclosure agreements with Focalink (the "Focalink Trade Secret Agreements"). Any exception which has been taken to the Focalink Trade Secrets Agreements (for example an employee or consultant excluding a prior invention) is described in Schedule 2.19, including the exception taken and the employee taking such exception. To the Knowledge of Focalink, neither Focalink, nor its employees or its consultants have caused any of Focalink's trade secrets to become part of the public knowledge or literature, nor has Focalink, its employees or consultants permitted any such trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Focalink.

         2.20     Environmental Matters.

                  (a) Focalink is not in violation of any federal, state or local Environmental Law (as defined below), which violation could reasonably be expected to result in a material liability to Focalink or its properties and assets. Neither Focalink nor, to the Knowledge of

Focalink, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about its owned or leased property or other assets, or transported thereto or therefrom, any Hazardous Materials (as defined below) in a manner that could reasonably be expected to subject Focalink to a material liability under any Environmental Law; there are no underground tanks, whether operative or temporarily or permanently closed, located on its owned or leased property or other assets; there are no polychlorinated biphenyls ("PCBs") or items containing PCBs used, stored or present at, on or, to the Knowledge of Focalink, near its owned or leased property or assets; and there is or has been no condition, circumstance, action, activity or event that could reasonably be expected to form the basis of any violation of, or material liability to Focalink under, any local, state or Federal Environmental Law.

                  (b) There is no proceeding, investigation or inquiry by any local, state or Federal governmental authority or any non-governmental third party with respect to the presence or release of such Hazardous Materials in, on, from or to Focalink's owned or leased property and, to the Knowledge of Focalink, no such proceedings are threatened or contemplated by any such governmental authorities or non-governmental third parties.

                  (c) For purposes of this Agreement, (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) ("CERCLA"); the Federal Clean Water Act (33 U.S.C. Section 1251, et seq.); the Federal Clean Air Act (42 U.S.C. Section 7401); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.); the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"); and the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.), together with applicable state and local laws of similar substance, and (ii) "Hazardous Materials" shall mean substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.) and RCRA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by RCRA; those substances defined as "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7 of the California Health and Safety Code; those substances listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; those substances designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Section 6 or 7 of the Toxic Substances Control Act (15 U.S.C. Sections 2605, 2606); those substances defined as a pesticide pursuant to
Section 136(u) of the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136(u)); those substances defined as hazardous waste constituents in 40 CFR 260.10, specifically including Appendix VII and VIII of Subpart D of 40 CFR 261; and those substances defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. Sections 3011, et seq., as amended) as a source, special nuclear or by-product material; and in the regulations adopted and publications promulgated pursuant to said laws.

         2.21 Brokers' and Finders' Fees: Third Party Expenses. Except as set forth on Schedule 2.21, Focalink has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.21 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 2.21 sets forth Focalink's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5) expected to be incurred by Focalink in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.22 Permits and Licenses. Schedule 2.22 contains a complete and correct copy of (i) each pending application or registration for governmental approval and each governmental approval held by Focalink to import, export, store, market and sell Focalink's products or services, and (ii) the most recent report by or on behalf of any governmental body involving or relating to any facility inspection of Focalink's facilities. Except as set forth in Schedule 2.22, (i) Focalink possesses such governmental approvals from all governmental bodies necessary to permit the operation of its business in the manner as the same is currently conducted, and to operate, own or occupy its properties, (ii) there have been no product recalls, field corrective activity, warning letters or administrative actions by any governmental body, and (iii) to the Knowledge of Focalink (aa) there is no administrative action pending or threatened for the revocation of any such governmental approval and (bb) assuming the obtaining of the authorizations, consents, approvals and other actions listed in Schedule 2.22, no governmental approval by any governmental body having jurisdiction over the operation of Focalink's businesses, whether in whole or in part, will be revoked, or become ineffective or subject to revocation, as a consequence of the transactions contemplated by this Agreement.

         2.23     Employee Matters and Benefit Plans.

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.23(a)(i) below (which definition shall apply only to this Section 2.23), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Affiliate" shall mean any other person or entity
under common control with Focalink within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                           (ii) "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                           (iii) "Focalink Employee Plan" shall refer to any
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by Focalink or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Focalink or any Affiliate has or may have any material liability contingent or otherwise;

                           (iv) "Employee" shall mean any current, former or
retired employee, officer, or director of Focalink or any Affiliate;

                           (v) "Employee Agreement" shall refer to each
management, employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between Focalink or any Affiliate and any Employee or consultant;

                           (vi) "IRS" shall mean the Internal Revenue Service;

                           (vii) "Multiemployer Plan" shall mean any "Pension
Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                           (viii) "Pension Plan" shall refer to each Focalink
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

                  (b) Schedule. Schedule 2.23(b) contains an accurate and complete list of each Focalink Employee Plan and each Employee Agreement. Focalink does not have any plan or commitment, whether legally binding or not, to establish any new Focalink Employee Plan or Employee Agreement, to modify any Focalink Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Focalink Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to ClickOver in writing, or as required by this Agreement), or to enter into any Focalink Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                  (c) Documents. Focalink has provided to ClickOver (i) correct and complete copies of all documents embodying or relating to each Focalink Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Focalink Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Focalink Employee Plan or related trust; (iv) if the Focalink Employee Plan is funded, the most recent annual and periodic accounting of Focalink Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Focalink Employee Plan; (vi) all IRS determination letters and rulings relating to Focalink Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Focalink Employee Plan; (vii) all communications material to any Employee or Employees relating to any Focalink Employee Plan and any proposed Focalink Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Focalink; and (viii) all registration statements and prospectuses prepared in connection with each Focalink Employee Plan.

                  (d) Employee Plan Compliance. Except as set forth on Schedule 2.23(d), (i) Focalink has performed in all material respects all obligations required to be performed by it under each Focalink Employee Plan, and each Focalink Employee Plan has been established and maintained in all materials respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Focalink Employee Plan; (iii) there are no actions, suits or claims pending, or, to the Knowledge of Focalink, threatened or anticipated (other than routine claims for benefits) against any Focalink Employee Plan or against the assets of any Focalink Employee Plan; (iv) each Focalink Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Focalink, ClickOver or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the Knowledge of Focalink, threatened by the IRS or DOL with respect to any Focalink Employee Plan; and (vi) Focalink is not subject to any penalty or tax with respect to any Focalink Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

                  (e) Pension Plans. Focalink does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (f) Multiemployer Plans. At no time has Focalink contributed to or been required to contribute to any Multiemployer Plan.

                  (g) No Post-Employment Obligations. Except as set forth in
Schedule 2.23(g), no Focalink Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Focalink has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                  (h)      Effect of Transaction.

                           (i) Except as set forth on Schedule 2.23(h)(i), the
execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Focalink Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                           (ii) Except as set forth on Schedule 2.23(h)(ii), no
payment or benefit of which will or may be made by Focalink, ClickOver or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                  (i) Employment Matters. Focalink (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (j) Labor. No work stoppage or labor strike against Focalink is pending or, to the Knowledge of Focalink, threatened. Except as set forth in
Schedule 2.23(j), Focalink is not involved in or, to the Knowledge of Focalink, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to Focalink in excess of $10,000. Focalink has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to Focalink in excess of $10,000. Except as set forth in Schedule 2.23(j), Focalink is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Focalink. To the Knowledge of Focalink, no labor union is attempting to organize the employees of Focalink into one or more collective bargaining units.

         2.24 Employees. To the Knowledge of Focalink, no employees of Focalink are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Focalink because of the nature of the business conducted or presently proposed to be conducted by Focalink or due to the use of trade secrets or proprietary information of others.

         2.25 Representation Complete. None of the representations or warranties made by Focalink (as modified by the Focalink Schedules), nor any statement made in any schedule or certificate furnished by Focalink pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Focalink Shareholders in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF CLICKOVER AND MERGER SUB

         ClickOver and Merger Sub hereby represent and warrant to Focalink, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate schedule or section number) supplied by ClickOver to Focalink (the "ClickOver Schedules") and dated as of the date hereof, as follows:

         3.1 Organization, Standing and Power. ClickOver is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of ClickOver and Merger Sub has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Each of ClickOver and Merger Sub is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations, liabilities or prospects of ClickOver (hereinafter referred to as a "Material Adverse Effect on ClickOver"). ClickOver has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Focalink.

         3.2      Capital Structure.

                  (a) The authorized capital stock of ClickOver currently consists of shares of 14,000,000 Common Stock, and 6,037,000 shares of Preferred Stock, of which 525,000 shares are designated as Series A Preferred Stock and 5,512,000 shares are designated as Series B Preferred Stock. As of the date hereof, there are 5,856,721 shares of Common Stock outstanding, 525,000 shares of Series A Preferred Stock outstanding and 5,512,000 shares of Series B Preferred Stock outstanding. ClickOver Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 3.2(a). All issued and outstanding shares of ClickOver Capital Stock are duly authorized, validly issued, fully paid and non-assessable.

                  (b) ClickOver has reserved 2,650,000 shares of Common Stock for issuance to employees and consultants pursuant to its Stock Option Plan (the "ClickOver Plan"), of which 622,942 shares are subject to outstanding, unexercised options, 945,338 shares remain available for future grant and 1,081,720 shares have been issued pursuant to the exercise of options issued under the ClickOver Plan. Schedule 3.2(b) sets forth for each outstanding option to purchase shares of ClickOver Capital Stock (a "ClickOver Option") or warrant to purchase shares of ClickOver Capital Stock (a "ClickOver Warrant"), the name of the holder of such ClickOver Option or ClickOver Warrant, the domicile address of such holder, the number of shares of Common Stock subject to such ClickOver Option or ClickOver Warrant, the exercise price of such ClickOver Option or ClickOver Warrant and the vesting schedule for such ClickOver Option or ClickOver Warrant, including the extent vested to date and whether the exercisability of such ClickOver Option or ClickOver Warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for ClickOver Options and ClickOver Warrants described in Schedule 3.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which ClickOver is a party or by which it is bound obligating ClickOver to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of ClickOver or obligating ClickOver to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of ClickOver Options and ClickOver Warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time.

                  (c) The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by ClickOver.

         3.3 Subsidiaries. Except for Merger Sub, ClickOver does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Merger Sub was incorporated in contemplation of the Merger and has had no operations as of the date hereof.

         3.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by ClickOver's shareholders, ClickOver and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of ClickOver's shareholders to duly approve the Merger and this Agreement is (i) a majority of all issued and outstanding ClickOver Capital Stock, and (ii) greater than 50% of each class of all issued and outstanding ClickOver Capital Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ClickOver, subject only to the approval of the Merger and this Agreement by ClickOver's shareholders. ClickOver's Board of Directors and Merger Sub's Board of Directors have unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by ClickOver and Merger Sub and constitutes the valid and binding obligation of ClickOver and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 3.4, subject only to the approval of the Merger and this Agreement by ClickOver's shareholders, the execution and delivery of this Agreement by ClickOver does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of ClickOver or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ClickOver or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, country, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to ClickOver in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.4.

         3.5      ClickOver Financial Statements.

                  (a) Schedule 3.5 sets forth ClickOver's unaudited balance sheet as of October 31, 1997 (the "ClickOver Balance Sheet"), and the related unaudited statements of operations and cash flows for the ten-month period then ended (collectively, the "ClickOver Financials"). The ClickOver Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, except that the unaudited ClickOver Financials do not contain all of the footnotes required by GAAP. The ClickOver Financials present fairly the financial condition and operating results of ClickOver as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which adjustments will not be material in amount or significance.

         3.6 No Undisclosed Liabilities. To the Knowledge of ClickOver, except as set forth in Schedule 3.6, ClickOver does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, has not been reflected in the ClickOver Financials.

         3.7 No Changes. Except as set forth in Schedule 3.7, since the date of the ClickOver Balance Sheet, there has not been, occurred or arisen any:

                  (a) transaction by ClickOver except in the ordinary course of business as conducted on the date of the ClickOver Balance Sheet and consistent with past practices;

                  (b) amendments or changes to the Articles of Incorporation or Bylaws of ClickOver;

                  (c) capital expenditure or commitment by ClickOver, either individually or in the aggregate, exceeding $10,000;

                  (d) destruction of, damage to or loss of any material assets, business or customer of ClickOver (whether or not by covered by insurance);

                  (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (f) resignation or termination of any key officers or employees of ClickOver, and to the Knowledge of ClickOver, no impending resignation or termination of employment of any such officer or employee;

                  (g) revaluation by ClickOver of any of its assets;

                  (h) declaration, setting aside or payment of a dividend or other distribution with respect to the ClickOver Capital Stock, or any direct or indirect redemption, purchase or other acquisition by ClickOver of any ClickOver Capital Stock;

                  (i) sale, lease, license or other disposition of any of the assets or properties of ClickOver, except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (j) except as contemplated herein, amendment or termination of any material contract, agreement or license to which ClickOver is a party or by which it is bound;

                  (k) loans by ClickOver to any person or entity, incurring by ClickOver of any indebtedness, guaranteeing by ClickOver of any indebtedness, issuance or sale of any debt securities of ClickOver or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                  (l) waiver or release of any right or claim of ClickOver, including any write-off or other compromise of any account receivable of ClickOver;

                  (m) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of ClickOver or its affairs;

                  (n) notice of any claim of ownership by a third party of any ClickOver Intellectual Property Rights (as defined in Section 3.11 below) or of infringement by ClickOver of any third party's intellectual property rights;

                  (o) issuance or sale by ClickOver of any of its shares of ClickOver Capital Stock, or securities exchangeable, convertible or exercisable therefore, or of any other of its securities;

                  (p) change in pricing or royalties set or charged by ClickOver to its customers or licensees or in pricing or royalties set or charged by persons who have licensed ClickOver Intellectual Property Rights to ClickOver;

                  (q) event or condition of any character that has had or could be reasonably expected to have a Material Adverse Effect on ClickOver; or

                  (r) negotiation or agreement by ClickOver or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Focalink and its representatives regarding the transactions contemplated by this Agreement).

         3.8      Tax and Other Returns and Reports.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, exercise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits. Except as set forth in Schedule
3.8:

                           (i) ClickOver as of the Effective Time will have
prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to ClickOver or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                           (ii) ClickOver as of the Effective Time: (A) will
have paid or accrued all material Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all material federal and state income taxes, FICA, FUTA and other material Taxes required to be withheld.

                           (iii) ClickOver has not been delinquent in the
payment of any Tax nor is there any material Tax deficiency outstanding, proposed or assessed against ClickOver, nor has ClickOver executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) To the Knowledge of ClickOver, no audit or other
examination of any Return of ClickOver is currently in progress, nor has ClickOver been notified of any request for such an audit or other examination.

                           (v) ClickOver does not have any liabilities for
unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the ClickOver Balance Sheet, whether asserted or unasserted, contingent or otherwise, and to the Knowledge of ClickOver, is unaware of any basis of the assertion of any such liability attributable to ClickOver, its assets or operations.

                           (vi) ClickOver has provided to Focalink copies of all
federal and state income and all state sales and use Tax Returns for all periods since the date of ClickOver's incorporation.

                           (vii) There are (and as of immediately following the
Effective Time there will be) no Liens on the assets of ClickOver relating to or attributable to Taxes.

                           (viii) To the Knowledge of ClickOver, there is no
basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of ClickOver.

                           (ix) None of ClickOver's assets are treated as
"tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (x) As of the Effective Time, there will not be any
contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of ClickOver that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                           (xi) ClickOver has not filed any consent agreement
under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by ClickOver.

                           (xii) ClickOver is not a party to a tax sharing or
allocation agreement nor does ClickOver owe any amount under any such agreement.

                           (xiii) ClickOver is not, and has not been at any
time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xiv) ClickOver's tax basis in its assets for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on ClickOver's tax books and records.

         3.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which ClickOver is a party or otherwise binding upon ClickOver which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of ClickOver, any acquisition of property (tangible or intangible) by ClickOver or the conduct of business by ClickOver. Without limiting the foregoing, ClickOver has not entered into any agreement under which

ClickOver is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         3.10     Title to Properties; Absence of Liens and Encumbrances.

                  (a) ClickOver owns no real property, nor has it ever owned any real property. Schedule 3.10(a) sets forth a list of all real property currently leased by ClickOver, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) ClickOver has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except as reflected in the ClickOver Financials or in Schedule 3.10(b) and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         3.11     Intellectual Property.

                  (a) ClickOver owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefore, and tangible or intangible proprietary information or material that are used in the business of ClickOver as currently conducted or as proposed to be conducted by ClickOver (the "ClickOver Intellectual Property Rights").

                  (b) Schedule 3.11 sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefore, included in ClickOver Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such ClickOver Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 3.11 sets forth a complete list of all licenses, sublicenses and other agreements as to which ClickOver is a party and pursuant to which ClickOver or any other person is authorized to use any ClickOver Intellectual Property Right (excluding object code end user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of ClickOver, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by ClickOver, and the consummation of the transactions contemplated hereby, will neither cause ClickOver to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedule 3.11, ClickOver is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), ClickOver Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect to which ClickOver Intellectual Property Rights are being used.

                  (c) No claims with respect to ClickOver's Intellectual Property Rights have been asserted or are, to the Knowledge of ClickOver, threatened by any person, nor are there any valid grounds for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of ClickOver infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by ClickOver of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in ClickOver's business as currently conducted or as proposed to be conducted by ClickOver, or (iii) challenging the ownership by ClickOver, validity or effectiveness of any of ClickOver Intellectual Property Rights. All registered trademarks, service marks and copyrights held by ClickOver are valid and subsisting. ClickOver has not infringed, and to the Knowledge of ClickOver, the business of ClickOver as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the Knowledge of ClickOver, there is no material unauthorized use, infringement or misappropriation of any of ClickOver Intellectual Property Rights by any third party, including any employee or former employee of ClickOver. No ClickOver Intellectual Property Right or product of ClickOver is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by ClickOver. Each employee, consultant or contractor of ClickOver has executed a proprietary information and confidentiality agreement substantially in ClickOver's standard form, a copy of which ClickOver has delivered to Focalink. All software included in ClickOver Intellectual Property Rights is original with ClickOver and has been either created by employees of ClickOver, by consultants or contractors on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to ClickOver.

         3.12     Agreements, Contracts and Commitments.

                  (a) Except as set forth on Schedule 3.12(a), ClickOver does not have, is not a party to nor is it bound by:

                           (i) any collective bargaining agreements;

                           (ii) any agreements or arrangements that contain any
severance pay or post-employment liabilities or obligations;

                           (iii) any bonus, deferred compensation, pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                           (iv) any employment or consulting agreement, contract
or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to ClickOver;

                           (v) any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased or accrue, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (vi) any fidelity or surety bond or completion bond;

                           (vii) any material agreement, contract or commitment
under which it has limited or restricted its right to compete with any person in any material respect;

                           (viii) any agreement of indemnification or guaranty;

                           (ix) any agreement, contract or commitment containing
any covenant limiting the freedom of ClickOver to engage in any line of business or to compete with any person;

                           (x) any agreement, contract or commitment relating to
capital expenditures and involving future payments in excess of $10,000;

                           (xi) any agreement, contract or commitment relating
to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of ClickOver's business (except to the transactions provided for in this Agreement);

                           (xii) any mortgages, indentures, loans or credit
agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

                           (xiii) any purchase order or contract for the
purchase of raw materials involving $10,000 or more;

                           (xiv) any distribution, joint marketing or
development agreement;

                           (xv) any assignment, license or other agreement with
respect to any form of intangible property; or,

                           (xvi) any other agreement, contract or commitment
that involves $10,000 or more or is not cancelable without penalty within thirty
(30) days.

                  (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all of which are noted in Schedule 3.12(b), ClickOver has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 3.11 or Schedule 3.12(a) (any such agreement, contract or commitment, a "ClickOver Contract"). Each ClickOver Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.12(b), to the Knowledge of ClickOver is not subject to any default thereunder by any party obligated to ClickOver pursuant thereto.

         3.13 Interested Party Transactions. Except as set forth on Schedule 3.13, no officer, director or shareholder of ClickOver (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that ClickOver furnishes or sells or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, ClickOver, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 3.11 or Schedule 3.12(a); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 3.13.

         3.14 Compliance with Laws. ClickOver has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         3.15 Litigation. To the Knowledge of ClickOver, except as set forth in
Schedule 3.15 there is no action, suit or proceeding of any nature pending or threatened against ClickOver, its properties or any of its officers or directors, in their respective capacities as such. To the Knowledge of ClickOver, except as set forth in Schedule 3.15 there is no investigation pending or threatened against ClickOver, its properties or any of its officers or directors by or before any governmental entity. To the Knowledge of ClickOver, Schedule 3.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages, claims or other remedy requested. To the Knowledge of ClickOver, no governmental entity has at any time challenged or questioned the legal right of ClickOver to conduct its business as it is currently being conducted.

         3.16 Insurance. All insurance policies maintained by ClickOver are identified in Schedule 3.16 and are valid and enforceable, and there is no claim by ClickOver pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid and ClickOver is otherwise in material compliance with the terms of such policies. To the Knowledge of ClickOver, there is no threatened termination of, or material premium increase with respect to, any of such policies.

         3.17 Minute Books. The minute books of ClickOver made available to counsel for Focalink are the only minute books of ClickOver and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of ClickOver. ClickOver is in full compliance with all of the terms and provisions of its Articles of Incorporation and Bylaws.

         3.18 Relationships With Suppliers and Licensors. No current supplier to ClickOver has notified it of an intention to terminate or substantially alter its existing business relationship with ClickOver nor has any licensor under a license agreement with ClickOver notified ClickOver of an intention to terminate or substantially alter ClickOver's rights under such license.

         3.19 Trade Secrets. ClickOver has taken reasonable security measures to protect the confidentiality of its trade secrets. All current and past employees or consultants of ClickOver, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed such trade secrets, or who have or had access to information disclosing such trade secrets, have entered into confidentiality and non-disclosure agreements with ClickOver (the "ClickOver Trade Secret Agreements"). Any exception which has been taken to the ClickOver Trade Secrets Agreements (for example an employee or consultant excluding a prior invention) is described in Schedule 3.19, including the exception taken and the employee taking such exception. To the Knowledge of ClickOver, neither ClickOver, nor its employees or its consultants have caused any of ClickOver's trade secrets to become part of the public knowledge or literature, nor has ClickOver, its employees or consultants permitted any such trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of ClickOver.

         3.20     Environmental Matters.

                  (a) ClickOver is not in violation of any Federal, state or local Environmental Law, which violation could reasonably be expected to result in a material liability to ClickOver or its properties and assets. Neither ClickOver nor, to the Knowledge of ClickOver, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about its owned or leased property or other assets, or transported thereto or therefrom, any Hazardous Materials in a manner that could reasonably be expected to subject ClickOver to a material liability under any Environmental Law. To the Knowledge of ClickOver, there are no underground tanks, whether operative or temporarily or permanently closed, located on its owned or leased property or other assets. There are no PCBs or items containing PCBs used, stored or present at, on or, to the Knowledge of ClickOver, near its owned or leased property or assets. To the Knowledge of ClickOver, there is or has been no condition, circumstance, action, activity or event that could reasonably be expected to form the basis of any violation of, or material liability to ClickOver under, any local, state or Federal Environmental Law.

                  (b) There is no proceeding, investigation or inquiry by any local, state or Federal governmental authority or any non-governmental third party with respect to the presence or release of such Hazardous Materials in, on, from or to ClickOver's owned or leased property and to the Knowledge of ClickOver no such proceedings are threatened or contemplated by any such governmental authorities or non-governmental third parties.

         3.21 Brokers' and Finders' Fees: Third Party Expenses. Except as set forth on Schedule 3.21, ClickOver has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 3.21 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 3.21 sets forth ClickOver's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5) expected to be incurred by ClickOver in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         3.22 Permits and Licenses. Schedule 3.22 contains a complete and correct copy of (i) each pending application or registration for governmental approval and each governmental approval held by ClickOver to import, export, store, market and sell ClickOver's products or services, and (ii) the most recent report by or on behalf of any governmental body involving or relating to any facility inspection of ClickOver facilities. Except as set forth in Schedule 3.22, (i) ClickOver possesses such governmental approvals from all governmental bodies necessary to permit the operation of its business in the manner as the same is currently conducted, and to operate, own or occupy its properties, (ii) there have been no product recalls, field corrective activity, warning letters or administrative actions by any governmental body, and (iii) to the Knowledge of ClickOver (aa) there is no administrative action pending or threatened for the revocation of any such governmental approval and (bb) assuming the obtaining of the authorizations, consents, approvals and other actions listed in Schedule 3.22, no governmental approval by any governmental body having jurisdiction over the operation of ClickOver's businesses, whether in whole or in part, will be revoked, or become ineffective or subject to revocation, as a consequence of the transactions contemplated by this Agreement.

         3.23     Employee Matters and Benefit Plans.

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.23(a)(i) below (which definition shall apply only to this Section 3.23), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Affiliate" shall mean any other person or entity
under common control with ClickOver within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                           (ii) "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                           (iii) "ClickOver Employee Plan" shall refer to any
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by ClickOver or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which ClickOver or any Affiliate has or may have any material liability contingent or otherwise;

                           (iv) "Employee" shall mean any current, former or
retired employee, officer, or director of ClickOver or any Affiliate;

                           (v) "Employee Agreement" shall refer to each
management, employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between ClickOver or any Affiliate and any Employee or consultant;

                           (vi) "IRS" shall mean the Internal Revenue Service;

                           (vii) "Multiemployer Plan" shall mean any "Pension
Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                           (viii) "Pension Plan" shall refer to each ClickOver
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

                  (b) Schedule. Schedule 3.23(b) contains an accurate and complete list of each ClickOver Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such ClickOver Employee Plan or Employee Agreement. ClickOver does not have any plan or commitment, whether legally binding or not, to establish any new ClickOver Employee Plan or Employee Agreement, to modify any ClickOver Employee Plan or Employee Agreement (except to the extent required by law or to conform any such ClickOver Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Focalink in writing, or as required by this Agreement), or to enter into any ClickOver Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                  (c) Documents. ClickOver has provided to Focalink (i) correct and complete copies of all documents embodying or relating to each ClickOver Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each ClickOver Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each ClickOver Employee Plan or related trust; (iv) if the ClickOver Employee Plan is funded, the most recent annual and periodic accounting of the ClickOver Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each ClickOver Employee Plan; (vi) all IRS determination letters and rulings relating to ClickOver Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any ClickOver Employee Plan; (vii) all communications material to any Employee or Employees relating to any ClickOver Employee Plan and any proposed ClickOver Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to ClickOver; and (viii) all registration statements and prospectuses prepared in connection with each ClickOver Employee Plan.

                  (d) Employee Plan Compliance. Except as set forth on Schedule 3.23(d), (i) ClickOver has performed in all material respects all obligations required to be performed by it under each ClickOver Employee Plan, and each ClickOver Employee Plan has been established and maintained in all materials respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any ClickOver Employee Plan; (iii) there are no actions, suits or claims pending, or, to the Knowledge of ClickOver, threatened or anticipated (other than routine claims for benefits) against any ClickOver Employee Plan or against the assets of any ClickOver Employee Plan; (iv) each ClickOver Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to ClickOver, Focalink or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the Knowledge of ClickOver, threatened by the IRS or DOL with respect to any ClickOver Employee Plan; and (vi) ClickOver is not subject to any penalty or tax with respect to any ClickOver Employee Plan under Section 402(i) of ERISA or
Section 4975 through 4980 of the Code.

                  (e) Pension Plans. ClickOver does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 4.12 of the Code.

                  (f) Multiemployer Plans. At no time has ClickOver contributed to or been requested to contribute to any Multiemployer Plan.

                  (g) No Post-Employment Obligations. Except as set forth in
Schedule 3.23(g), no ClickOver Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and ClickOver has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                  (h)      Effect of Transaction.

                           (i) Except as set forth on Schedule 3.23(h)(i), the
execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any ClickOver Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                           (ii) Except as set forth on Schedule 3.23(h)(ii), no
payment or benefit of which will or may be made by ClickOver or Focalink or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                  (i) Employment Matters. ClickOver (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (j) Labor. No work stoppage or labor strike against ClickOver is pending or, to the Knowledge of ClickOver, threatened. Except as set forth in
Schedule 3.23(j), ClickOver is not involved in or, to the Knowledge of ClickOver, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a liability to ClickOver in excess of $10,000. ClickOver has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to ClickOver in excess of $10,000. Except as set forth in Schedule 3.23(j), ClickOver is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by ClickOver. To the Knowledge of ClickOver, no labor union is attempting to organize the employees of ClickOver into one or more collective bargaining units.

         3.24 Employees. To the Knowledge of ClickOver, no employees of ClickOver are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by ClickOver because of the nature of the business conducted or presently proposed to be conducted by ClickOver or due to the use of trade secrets or proprietary information of others.

         3.25 Representation Complete. None of the representations or warranties made by ClickOver (as modified by the ClickOver Schedules), nor any statement made in any schedule or certificate furnished by ClickOver pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of ClickOver in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE IV

                 CONDUCT BY FOCALINK PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of Focalink. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Focalink agrees (except to the extent that ClickOver shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing business at the Effective Time. Focalink shall promptly notify ClickOver of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting Focalink or its business. Except as expressly contemplated by this Agreement, Focalink shall not, without the prior written consent of ClickOver:

                  (a) Enter into any commitment, activity or transaction not in the ordinary course of business;

                  (b) Transfer to any person or entity any rights to any Focalink Intellectual Property (other than pursuant to end-user licenses in the ordinary course of business);

                  (c) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products or services of Focalink;

                  (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Focalink Schedules;

                  (e) Commence any litigation or any dispute resolution process;

                  (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Focalink Capital Stock, or split, combine or reclassify any Focalink Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Focalink Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Focalink Capital Stock (or options, warrants or other rights exercisable for Focalink Capital Stock);

                  (g) Except for the issuance of shares of Focalink Capital Stock upon exercise or conversion of presently outstanding Focalink Options or Focalink Warrants, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase of or propose the purchase of, any shares of Focalink Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Focalink;

                  (j) Fail in any material respect to comply with any laws, ordinances, regulations or other governmental restrictions applicable to Focalink;

                  (k) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice;

                  (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Focalink or guarantee any debt securities of others;

                  (m) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which agreements are disclosed on Schedule 4.1(m));

                  (n) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

                  (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                  (p) Pay, discharge or satisfy, in an amount in excess of $10,000, in any one case, or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Focalink Financial Statements;

                  (q) Take any action that could jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

                  (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (s) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

                  (t) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

                  (u) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000 in the aggregate;

                  (v) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

                  (w) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which Focalink directly or indirectly holds any interest on the date hereof; or

                  (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (w) above, or any other action that would prevent Focalink from performing or cause Focalink not to perform its covenants hereunder.

         4.2 No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, Focalink, Cupertino and Mayfield will not (nor will Focalink permit any of Focalink's officers, directors, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than to ClickOver and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of Focalink (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Focalink; (b) provide information with respect to it to any person, other than ClickOver, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of Focalink (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Focalink; (c) enter into an agreement with any person, other than ClickOver, providing for the acquisition of Focalink (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Focalink; or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Focalink (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Focalink by any person, other than by ClickOver. Focalink shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if Focalink receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, Focalink shall immediately notify ClickOver thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as ClickOver may reasonably request. Except as contemplated by this Agreement, disclosure by Focalink of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2. The provisions of this Section 4.2 shall not prohibit Cupertino from exercising its rights and remedies under Sections 8.3, 8.4, 8.5 or 8.6 of that certain Loan and Security Agreement dated as of March 13, 1997 between Cupertino and Focalink based upon a default under any such Section that does not exist as of the date of this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      Sale of Shares; Shareholder Matters.

                  (a) Sale of Shares. The parties hereto acknowledge and agree that the shares of ClickOver Capital Stock issuable to the holders of Focalink Capital Stock and the Focalink Debt pursuant to Section 1.6 hereof shall constitute "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The certificates for shares of ClickOver Capital Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act and to comply with applicable state securities laws. It is acknowledged and understood that ClickOver is relying upon the written representations made by each Focalink Shareholder and each holder of any Focalink Debt in the Shareholder Questionnaire in determining the availability of exemptions from the registration and qualification provisions of applicable securities laws for the issuance of the ClickOver Capital Stock in the Merger.

                  (b) Shareholder Questionnaire. Focalink will cause each Focalink Shareholder and each holder of any Focalink Debt to execute and deliver to ClickOver a Shareholder Questionnaire and Release in the form attached hereto as Exhibit C (the "Shareholder Questionnaire").

                  (c) Focalink Shareholder Approval. As promptly as practicable after the execution of this Agreement, Focalink shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. Focalink shall use reasonable efforts to solicit and obtain the written consent of the Focalink Shareholders to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. In connection with such shareholder approval as soon as practicable after the execution of this Agreement, Focalink shall prepare, with the cooperation of ClickOver, an Information Statement for purposes of soliciting such written consent of the Focalink Shareholders. The Information Statement shall also constitute a disclosure document for the offer and sale of the shares of ClickOver Capital Stock to be received by the holders of Focalink's Capital Stock in the Merger. Focalink shall use its best efforts, with the cooperation of ClickOver, to cause such Information Statement to be distributed to the Focalink Shareholders no later than November 26, 1997. Each of ClickOver and Focalink agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Each of the parties hereto will promptly advise the other party in writing if at any time prior to the Effective Time either Focalink or ClickOver shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of Focalink that the Focalink Shareholders approve the Merger and this Agreement and the transactions contemplated hereby and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Focalink Shareholders. Anything to the contrary contained herein notwithstanding, Focalink shall not include in the Information Statement any information with respect to ClickOver or its affiliates or associates, the form and content of which information shall not have been approved by ClickOver prior to such inclusion. Focalink shall use its best efforts to obtain the consent of all of its shareholders to depositing the Escrow Amount into the Escrow Fund.

                  (d) ClickOver Shareholder Approval. As promptly as practicable after the execution of this Agreement, ClickOver shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. ClickOver shall use reasonable efforts to solicit and obtain the written consent of its shareholders to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. In connection with such shareholder approval as soon as practicable after the execution of this Agreement, ClickOver shall prepare, with the cooperation of Focalink, an Information Statement for purposes of soliciting such written consent of the ClickOver Shareholders. The Information Statement shall contain the unanimous recommendation of the Board of Directors of ClickOver that the ClickOver Shareholders approve the Merger and this Agreement and the transactions contemplated hereby and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the ClickOver Shareholders.

Anything to the contrary contained herein notwithstanding, ClickOver shall not include in the Information Statement any information with respect to Focalink or its affiliates or associates, the form and content of which information shall not have been approved by Focalink prior to such inclusion.

                  (e) Additional Assurances. Each of Focalink and ClickOver shall use its best efforts to cause its respective shareholders to execute and deliver such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate law.

         5.2 Access to Information. Focalink and ClickOver shall each afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to
(a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the other may reasonably request, subject to reasonable limits on access to technical and other non-public information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein.

         5.3 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is required to be disclosed in the course of any litigation between any of the parties hereto.

         5.4 Intellectual Property. ClickOver and Focalink each agree that prior to the Merger, any and all intellectual property, including trade secrets, created or developed by either party shall remain the exclusive property of the party who created or developed such property, notwithstanding the sharing of information prior to the Merger.

         5.5 Expenses. At the Closing, ClickOver shall pay all reasonable legal and accounting fees and expenses incurred by Focalink in connection with the Merger; provided, however, that Mayfield shall pay all reasonable fees and expenses incurred (i) by Focalink in connection with the restructuring of the Focalink Debt and (ii) by Cupertino in connection with the Merger. If the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses, provided, however, that Cupertino's expenses shall remain the responsibility of Mayfield.

         5.6 Public Disclosure. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the specific terms of this Agreement shall be made by any party to this Agreement unless approved by Focalink and ClickOver prior to release, provided that such approval shall not be unreasonably withheld.

         5.7 Consents. Each of Focalink and ClickOver shall use reasonable efforts to obtain the consents, waivers and approvals under any of the Focalink Contracts or ClickOver Contracts, respectively, as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Focalink Schedules and the ClickOver Schedules, respectively) so as to preserve all rights of and benefits to the Surviving Corporation thereunder.

         5.8 FIRPTA Compliance. On or prior to the Closing Date, Focalink shall deliver to ClickOver a properly executed statement in a form reasonably acceptable to ClickOver for purposes of satisfying ClickOver's obligations under Treasury Regulation Section 1.1445- 2(c)(3).

         5.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that ClickOver shall not be required to agree to any divestiture by ClickOver or affiliates of shares of capital stock or any business, assets or property of ClickOver or its affiliates or Focalink or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.10 Notification of Certain Matters. Focalink and ClickOver shall each give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) its failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the other.

         5.11 Certain Benefit Plans. ClickOver shall take such reasonable actions as are necessary to allow eligible employees of Focalink that are hired by ClickOver to participate in the benefit programs of ClickOver as soon as practicable after the Effective Time.

         5.12 Voting Agreement. Focalink shall deliver or cause to be delivered to ClickOver, concurrently with the execution of this Agreement, from each person listed on Schedule 5.12, an executed Voting Agreement in the form attached hereto as Exhibit D (the "Voting Agreements"), agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

         5.13 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.14 ClickOver Board of Directors. ClickOver shall use reasonable efforts to ensure that the Board of Directors of ClickOver, effective upon the Closing, will consist of Russell Siegelman, Scott Kauffman, Thomas Churchill and Yogen Dalal.

         5.15 Future Amendment to ClickOver Articles. In the event that, as part of the first equity financing of ClickOver after the Closing of the Merger in which the total proceeds received by ClickOver are $3,000,000 or more, ClickOver issues a new series of ClickOver Preferred Stock that has price-based antidilution protection for issuances of equity securities by ClickOver at less than 25/32 of the Effective Issue Price (as defined in the Filed Articles) of the ClickOver Series C-3 Preferred Stock, ClickOver shall use its reasonable efforts to obtain the approval of its board of directors and shareholders to amend the Filed Articles to provide price-based antidilution protection for the ClickOver Series C-3 Preferred Stock for issuances of equity securities by ClickOver at less than 25/32 of the Effective Issue Price (as defined in the Filed Articles) of the ClickOver Series C-3 Preferred Stock.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of Focalink, ClickOver and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) Shareholder Approvals of the Merger. This Agreement and the Merger shall have been approved and adopted by the Focalink Shareholders by the requisite vote under applicable law and Focalink's Articles of Incorporation and by the shareholders of ClickOver by the requisite vote under applicable law and ClickOver's Articles of Incorporation.

                  (b) Other Shareholder Approvals. If required by law, any other agreement or document shall have been approved and adopted by the Focalink Shareholders by the requisite vote under applicable law and Focalink's Articles of Incorporation and/or by the shareholders of ClickOver by the requisite vote under applicable law and ClickOver's Articles of Incorporation, including, without limitation, the approval of the Filed Articles by the shareholders of ClickOver.

                  (c) Government Approvals. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder shall have been received.

                  (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

         6.2 Additional Conditions to Obligations of Focalink. The obligations of Focalink to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Focalink:

                  (a) Representations and Warranties. The representations and warranties of ClickOver and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on ClickOver; and Focalink shall have received a certificate to such effect signed on behalf of ClickOver by the chief executive officer and chief financial officer of ClickOver.

                  (b) Agreements and Covenants. ClickOver shall have performed or compiled in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by ClickOver on or prior to the Effective Time, and Focalink shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of ClickOver.

                  (c) Third Party Consents. Focalink shall have been furnished with evidence satisfactory to it that ClickOver has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

                  (d) Legal Opinion. Focalink shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, counsel to ClickOver, in substantially the form attached hereto as Exhibit E, as the same may be amended by the mutual agreement of Focalink and ClickOver.

                  (e) Amendment of Investor Rights Agreement. ClickOver and the holders of a majority of the Registrable Securities (as defined in that certain Investor Rights Agreement dated March 14, 1997 (the "Investor Rights Agreement")) shall have executed the Amendment No. 1 to the Investor Rights Agreement substantially in the form attached hereto as Exhibit F.

                  (f) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of ClickOver since the date of the ClickOver Balance Sheet.

                  (g) Director Voting Agreement. KPCB shall have executed and delivered a voting agreement (the "Director Voting Agreement") whereby, for so long as Mayfield and Cupertino together hold in the aggregate ten percent (10%) or more of the outstanding ClickOver Capital Stock on a fully diluted basis, KPCB shall agree to vote all of its shares of ClickOver Capital Stock now or hereafter owned by it for Yogen Dalal as a director of ClickOver.

         6.3 Additional Conditions to Obligations of ClickOver. The obligations of ClickOver to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by ClickOver:

                  (a) Representations and Warranties. The representations and warranties of Focalink contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Focalink; and ClickOver shall have received a certificate to such effect signed on behalf of Focalink by the chief executive officer and chief financial officer of Focalink.

                  (b) Agreements and Covenants. Focalink shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be preformed or complied with by it on or prior to the Effective Time, and ClickOver shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of Focalink.

                  (c) Third Party Consents. ClickOver shall have been furnished with evidence satisfactory to it that Focalink has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

                  (d) Legal Opinion. ClickOver shall have received a legal opinion from Latham & Watkins, legal counsel to Focalink, in substantially the form attached hereto as Exhibit G, as the same may be amended by the mutual agreement of ClickOver and Focalink.

                  (e) Shareholder Questionnaire. Each of Focalink's Shareholders and each holder of any Focalink Debt shall have delivered to ClickOver an executed Shareholder Questionnaire which shall be in full force and effect.

                  (f) Purchaser Representative. There shall be a Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to ClickOver representing each of the Focalink Shareholders and each holder of any Focalink Debt who are not "accredited" as defined in Regulation D, and such Purchaser Representative shall have executed documentation reasonably satisfactory to ClickOver.

                  (g) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of Focalink since the date of the Focalink Balance Sheet.

                  (h) Dissenters' Rights. No holders of the outstanding shares of Focalink Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

                  (i) Exemption from Registration; Permit. In the judgment of ClickOver's counsel (a) an exemption from registration under Section 4(2) or Regulation D of the Securities Act shall be available for the issuance of ClickOver Capital Stock and any other securities issued by ClickOver in the Merger and (b) an exemption from registration and qualification under any applicable state securities laws shall be available for the issuance of ClickOver Capital Stock and any other securities issued by ClickOver in the Merger or ClickOver shall have obtained a permit qualifying the issuance of such ClickOver Capital Stock and other securities.

                  (j) Limited Focalink Trade Debt. At the Effective Time, Focalink shall have no outstanding debts or liabilities other than (i) those accounts payable, debts and liabilities, and for the stated amounts, set forth in Schedule 6.3(j), and (ii) the Focalink Debt which shall be converted to shares of Preferred Stock of ClickOver at the Closing.

                  (k) Focalink Employees and Burn Rate. At the Effective Time, Focalink shall have no more than 26 full and part-time employees and Focalink's aggregate operating expenses shall have been no greater than $300,000 for the month of November 1997.

                  (l) Restructure of Focalink Debt. ClickOver shall have received from Focalink documents or other evidence satisfactory to ClickOver in the opinion of ClickOver's counsel showing that Mayfield has purchased from Cupertino a portion of the Focalink Debt so that the outstanding principal amount of the Focalink Debt held by Cupertino has been reduced to $2,000,000.

                  (m) Delivery of Focalink Certificates. The Focalink Shareholders shall have delivered to ClickOver all original Focalink Certificates.

                  (n) Delivery of Focalink Notes; Release of Security Interest. Cupertino and Mayfield shall have delivered to ClickOver the Focalink Notes or shall have executed an instrument of cancellation in form and substance acceptable to ClickOver. In addition, Cupertino and Mayfield shall have delivered to ClickOver a properly executed Form UCC-2 termination statement and any other documents required to release any security interest that Cupertino and/or Mayfield may have in any of the assets of Focalink.

                  (o) Waiver of Rights to Purchase Additional Focalink Capital Stock. ClickOver shall have received from Focalink documents or other evidence satisfactory to ClickOver in the opinion of ClickOver's counsel showing that Cupertino and Mayfield have waived all of each such party's respective right (i) to purchase an increased number of shares of Focalink Capital Stock and (ii) to purchase such Focalink Capital Stock at a price per share less than the Series C-3 Liquidation Price (as defined in the Filed Articles) multiplied by the Exchange Ratio, which rights may have accrued because of Focalink's failure to pay the outstanding principal and interest of any Focalink Notes held by Cupertino or Mayfield.

                  (p) Right of First Refusal Agreement. Cupertino and Mayfield shall have executed the Right of First Refusal Agreement substantially in the form attached hereto as Exhibit H.

                  (q) Cancellation of Outstanding Focalink Options. All outstanding Focalink Options shall terminate immediately as of the Effective Time.

                  (r) Director Voting Agreement. Cupertino and Mayfield each shall have executed and delivered the Director Voting Agreement.


                                   ARTICLE VII

                                     ESCROW

         7.1 Escrow Period. Subject to the following requirements, the Escrow Fund (as defined below) shall be in existence immediately following the Closing Date and terminate at 5:00 p.m., California time, on the first anniversary of the Closing Date (the "Escrow Period"), provided that the Escrow Period shall not terminate with respect to such amount that is necessary in the reasonable judgment of ClickOver, subject to the objection of the Focalink Securityholder Agent (as defined in Section 7.2(h)) and the subsequent arbitration of the matter in the manner provided in Section 7.2(e) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any ClickOver Certificate delivered to the Escrow Agent (as defined below) prior to termination of such Escrow Period.

         7.2      Escrow Arrangements.

                  (a) Escrow Fund. At the Effective Time, the Participating Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) shares of ClickOver Common Stock and ClickOver Preferred Stock (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by ClickOver after the Effective Time) without any act of any Participating Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Participating Shareholder, will be deposited with an institution acceptable to ClickOver and the Focalink Securityholder Agent as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at ClickOver's cost and expense. The portion of the Escrow Amount contributed on behalf of each Participating Shareholder shall be in proportion to the aggregate ClickOver Common Stock and ClickOver Preferred Stock which such holder would otherwise be entitled to receive under Section 1.6. No portion of the Escrow Amount shall be contributed in respect of any Focalink Warrants. Subject to the limits of Section 7.2(g) below, the Escrow Fund shall be available to compensate ClickOver for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by ClickOver, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of Focalink contained in Article II herein (as modified by the Focalink Schedules), or any failure by Focalink to perform or comply with any covenant contained herein. ClickOver and Focalink each acknowledge that such Losses, if any, would relate to the unresolved contingencies existing at the Effective Time, which, if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration.

                  (b) Distribution Upon Termination of Escrow Period. Upon termination of the Escrow Period, the Escrow Agent shall deliver to the Participating Shareholders the remaining portion of the Escrow Fund except for any amount that is necessary to satisfy any unsatisfied claims, as determined in accordance with Section 7.1. Deliveries of Escrow Amounts to the Participating Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

                  (c)      Protection of Escrow Fund.

                           (i) The Escrow Agent shall hold and safeguard the
Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of ClickOver and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                           (ii) Any shares of ClickOver Common Stock or other
equity securities issued or distributed by ClickOver (including shares issued upon a stock split, stock dividend or recapitalization effected by ClickOver after the Effective Time) ("New Shares") in respect of ClickOver Common Stock or ClickOver Preferred Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Cash dividends on ClickOver Common Stock or ClickOver Preferred Stock shall not be added to the Escrow Fund but shall be distributed to the Participating Shareholders who are the beneficial owners thereof.

                           (iii) Each Participating Shareholder shall have
voting rights with respect to the shares of ClickOver Common Stock and ClickOver Preferred Stock contributed to the Escrow Fund by such Participating Shareholder (and any voting securities added to the Escrow Fund in respect of such shares of ClickOver Common Stock and ClickOver Preferred Stock).

                  (d)      Claims Upon Escrow Fund.

                           (i) Upon receipt by the Escrow Agent at any time on
or before the last day of the Escrow Period of a certificate signed by any officer of ClickOver (a "ClickOver Certificate"): (A) stating that ClickOver has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to ClickOver out of the Escrow Fund, as promptly as practicable, shares of ClickOver Common Stock and ClickOver Preferred Stock held in the Escrow Fund in an amount equal to such Losses, and on behalf of each Participating Shareholder in proportion to the total value of the shares of ClickOver Common Stock and ClickOver Preferred Stock deposited in the Escrow Fund on behalf of such Participating Shareholder (with the value of all shares in the Escrow Fund being determined as provided in Section 7.2(d)(ii) below), provided, however, that ClickOver shall not be entitled to make any claim against the Escrow Fund until the aggregate amount of the Losses claimed by ClickOver exceeds $50,000.

                           (ii) For purposes of determining the number of shares
of ClickOver Capital Stock to be delivered to ClickOver out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, the value of each share of ClickOver Common Stock shall be valued at ten percent (10%) of the Series C-3 Liquidation Price (as defined in the Filed Articles), the value of each share of ClickOver Series C-1 Preferred Stock shall be valued at the Series C-1 Liquidation Price (as defined in the Filed Articles), the value of each share of ClickOver Series C-2 Preferred Stock shall be valued at the Series C-2 Liquidation Price (as defined in the Filed Articles) and the value of each share of ClickOver Series C-3 Preferred Stock shall be valued at the Series C-3 Liquidation Price (as defined in the Filed Articles).

                  (e) Objections of Claims. At the time of delivery of any ClickOver Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Focalink Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to ClickOver of any shares of ClickOver Common Stock or ClickOver Preferred Stock held in the Escrow Fund pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Focalink Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of ClickOver Common Stock and ClickOver Preferred Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Focalink Securityholder Agent shall object in a written statement to the claim made in the ClickOver Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                  (f)      Resolution of Conflicts; Arbitration.

                           (i) If the Focalink Securityholder Agent shall object
in writing to any claim or claims made in any ClickOver Certificate, the Focalink Securityholder Agent and ClickOver shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Focalink Securityholder Agent and ClickOver should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of ClickOver Common Stock and ClickOver Preferred Stock from the Escrow Fund in accordance with the terms thereof.

                           (ii) If no such agreement can be reached after good
faith negotiation, either ClickOver or the Focalink Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. ClickOver and the Focalink Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such ClickOver Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                           (iii) Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f)(iii), in any arbitration hereunder in which any claim or the amount thereof stated in the ClickOver Certificate is at issue, ClickOver shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award ClickOver less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Participating Shareholders as represented by the Focalink Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the



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

expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                  (g) Limitation of Liability. In no event will the Participating Shareholders be liable (i) for any claims alleging incidental, consequential, special or indirect damages (including without limitation, any damages arising from the loss of business, data, profits or goodwill) incurred or suffered by ClickOver with respect to this Agreement or the transactions contemplated hereby, even if the Participating Shareholders have been apprised of the likelihood of any such claim and (ii) for any damages incurred or suffered by ClickOver unless such claim is received by the Participating Shareholders in accordance with Section 7.2(d)(i) within one year after the Closing Date. Focalink shall not be liable to ClickOver for any amounts, in the aggregate, which exceed the value of the ClickOver Capital Stock placed in escrow pursuant to Article VII of this Agreement with the value of such ClickOver Capital Stock being determined in accordance with the provisions of
Section 7.2(d)(ii).

                  (h)      Focalink Securityholder; Power of Attorney.

                           (i) In the event that the Merger is approved,
effective upon such vote, and without further act of any Participating Shareholder, Yogen Dalal shall be appointed as agent and attorney-in-fact (the "Focalink Securityholder Agent") for and on behalf of the Participating Shareholders, to give and receive notices and communications, to authorize delivery to ClickOver of shares of ClickOver Common Stock and ClickOver Preferred Stock from the Escrow Fund in satisfaction of claims by ClickOver, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Focalink Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Participating Shareholders from time to time upon not less than thirty (30) days prior written notice to ClickOver; provided that the Focalink Securityholder Agent may not be removed unless holders of two-thirds in interest of the Escrow Fund (based on the value of the shares in the Escrow Fund determined pursuant to Section 7.2(d)(ii)) agree to such removal and to the identity of the substituted agent. Any vacancy in the position of the Focalink Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Focalink Securityholder Agent, and the Focalink Securityholder Agent shall not receive compensation for his or her services. Notice or communications to or from the Focalink Securityholder Agent shall constitute notice to or from each of the Participating Shareholders.

                           (ii) The Focalink Securityholder Agent shall not be
liable for any act done or omitted hereunder as Focalink Securityholder Agent while acting in good faith and in the exercise of reasonable judgement. The Participating Shareholders shall severally indemnify the Focalink Securityholder Agent and hold the Focalink Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Focalink Securityholder Agent and arising out of or in connection with the acceptance or administration of the Focalink Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Focalink Securityholder Agent.

                  (i) Actions of the Focalink Securityholder Agent. A decision, act, consent or instruction of the Focalink Securityholder Agent shall constitute a decision of all the Participating Shareholders and shall be final, binding and conclusive upon each of such Participating Shareholders, and the Escrow Agent and ClickOver may rely upon any such decision, act, consent or instruction of the Focalink Securityholder Agent as being the decision, act, consent or instruction of each and every such Participating Shareholder. The Escrow Agent and ClickOver are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Focalink Securityholder Agent.

                  (j) Third Party Claims. In the event ClickOver becomes aware of a third party claim which ClickOver believes may result in a demand against the Escrow Fund, ClickOver shall notify the Focalink Securityholder Agent of such claim, and the Focalink Securityholder Agent, as representative for the Participating Shareholders, shall be entitled, at the Participating Shareholders' expense, to participate in any defense of such claim. ClickOver shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Focalink Securityholder Agent, no settlement of any such claim with third party claimants shall be determinative of the amount of any claims against the Escrow Fund. In the event that the Focalink Securityholder Agent has consented to any such settlement, the Focalink Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by ClickOver against the Escrow Fund with respect to such settlement.

                  (k)      Escrow Agent's Duties.

                           (i) The Escrow Agent shall be obligated only for the
performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of ClickOver and the Focalink Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instruction reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                           (ii) The Escrow Agent is hereby expressly authorized
to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warning or other communications form any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without justification.

                           (iii) The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                           (iv) The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                           (v) In performing any duties under the Agreement, the
Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (vi) If any controversy arises between the parties to
this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of ClickOver Common Stock and Click Over Preferred Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of ClickOver Common Stock and ClickOver Preferred Stock held in the Escrow Fund except all cost, expenses, charges and reasonable attorneys' fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                           (vii) The parties and their respective successors and
assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation and reasonable attorneys' fees and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his or her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                           (viii) The Escrow Agent may resign at any time upon
giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                  (l) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by ClickOver. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, reasonable attorneys' fees and expenses occasioned by such default, delay, controversy or litigation.
ClickOver promises to pay these sums upon demand.


                                  ARTICLE VIII

                             LIABILITY OF CLICKOVER

         8.1 Claims Against ClickOver. Any claim or claims by any Focalink Shareholder or any holder of any Focalink Debt (the "Claimant") against ClickOver arising out of this Agreement or the transactions contemplated hereby shall be set forth in writing, stating with reasonable detail the factual and legal basis for such claim(s) and the individual dollar amount of such claim(s), and shall be delivered to ClickOver on or before the first anniversary of the Closing Date. The liability of ClickOver for any such claim shall be determined in the manner provided in this Article VIII and shall be subject to the limits set forth in Section 8.3. Nothing in this Article VIII shall grant or be construed to grant any rights, including but not limited to any third party beneficiary rights, to any Focalink Shareholder or any holder of any Focalink Debt that they do not otherwise have.




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

         8.2      Resolution of Conflicts; Arbitration.

                  (a) Within thirty (30) days of receiving a claim or claims from any Claimant, ClickOver shall notify the Claimant in writing whether it objects to the claim(s). In the case ClickOver shall so object in writing to any claim or claims, ClickOver and the Claimant shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Claimant and ClickOver shall so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation, either ClickOver or the Claimant may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. ClickOver and the Claimant shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the other party about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim by the Claimant shall be binding and conclusive upon the Claimant and ClickOver. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                  (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 8.2(b), in any arbitration hereunder in which any claim or the amount thereof is at issue, the Claimant shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award the Claimant less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, ClickOver shall be deemed to be the Non- Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

         8.3 Limitation of Liability. In no event will ClickOver be liable to Focalink or any Focalink Shareholder or any holder of any Focalink Debt (i) for any claims alleging incidental, consequential, special or indirect damages (including without limitation, any damages arising from the loss of business, data, profits or goodwill) incurred or suffered by Focalink, the Focalink Shareholder or the holder of any Focalink Debt with respect to this Agreement or the transactions contemplated hereby, even if ClickOver has been apprised of the likelihood of any such claim and (ii) for any damages incurred or suffered by Focalink, the Focalink Shareholder or the holder of any Focalink Debt unless such claim is received by ClickOver in accordance with Section 8.1 within one year after the Closing Date. Focalink, any Focalink Shareholder or the holder of any Focalink Debt shall not be entitled to make any claim against ClickOver until the aggregate amount of the losses claimed by Focalink, all Focalink Shareholders and all holders of any Focalink Debt exceeds $50,000. ClickOver shall not be liable to Focalink, any Focalink Shareholder or the holder of any Focalink Debt for any amounts, in the aggregate, which exceed the value of the ClickOver Capital Stock placed in escrow pursuant to Article VII of this Agreement with the value of such ClickOver Capital Stock being determined in accordance with the provisions of Section 7.2(d)(ii).


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of Focalink and ClickOver;

                  (b) by ClickOver or Focalink if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on December 31, 1997 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to pay any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

                  (c) by ClickOver or Focalink if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit ClickOver's ownership or operation of all or any portion of the business of Focalink or (ii) compel ClickOver to dispose of or hold separate all or a portion of the business or assets of Focalink or ClickOver as a result of the Merger;

                  (d) by ClickOver if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Focalink and (i) such breach has not been cured within five (5) business days after written notice to Focalink (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

                  (e) by Focalink if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of ClickOver and (i) such breach has not been cured within five (5) business days after written notice to ClickOver (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

         When action is taken to terminate this Agreement pursuant to this
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action. Mayfield and Cupertino shall have no right to terminate this Agreement.

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of ClickOver, Merger Sub, Focalink, Mayfield or Cupertino, or their respective officers, directors, partners or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that the provisions of Sections 5.3, 5.4 and 5.5 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         9.3 Amendment. Except as is otherwise required by applicable law after the shareholders of Focalink and ClickOver approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         9.4 Extension; Waiver. At any time prior to the Effective Time, ClickOver, on the one hand, and Focalink (with the consent of Mayfield and Cupertino), on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall (except to the extent that survival is necessary to effectuate the intent of such provisions) terminate on the first anniversary of the Closing Date.

         10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) personal delivery to the party to be notified, (b) upon facsimile transmission to the party to be notified at the facsimile number indicated for such party below, if any, upon confirmation of transmission or (c) one (1) day after deposit with a reputable overnight courier service or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party at the following address (or at such other address for a party as shall be specified by like notice):

                  (a)      If to ClickOver, to:

                           ClickOver, Inc.
                           3045 Park Boulevard, Suite 200
                           Palo Alto, CA  94306
                           Attention: President
                           Telephone No: (650) 617-6800
                           Facsimile No: (650) 617-6900

                           With a copy to:

                           Brobeck, Phleger & Harrison LLP
                           550 West C Street, Suite 1300
                           San Diego, CA  92101
                           Attention: John A. Denniston
                           Telephone: (619) 234-1966
                           Facsimile: (619) 234-3848

                  (b)      If to Focalink, to:

                           Focalink Communications, Inc.
                           2191 East Bayshore Road, First Floor
                           Palo Alto, CA  94303
                           Attention: Ron Kovas
                           Telephone: (650) 842-0660
                           Facsimile: (650) 842-0665

                           With a copy to:

                           Latham & Watkins
                           75 Willow Road
                           Menlo Park, California
                           Attention:  Allen Morgan
                           Telephone: (650) 328-4600
                           Facsimile: (650) 463-2600




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

                  (c)      If to Cupertino, to:

                           Cupertino National Bank & Trust
                           3 Palo Alto Square, Suite 150
                           Palo Alto, CA  94306
                           Attention: John Krogstad
                           Telephone No: (650) 813-3815
                           Facsimile No: (650) 843-6969

                  (d)      If to Mayfield:

                           Mayfield Fund
                           2800 Sand Hill Road, Suite 250
                           Menlo Park, CA  94025
                           Attention: Yogen Dalal
                           Telephone No.: (650) 854-5560
                           Facsimile No.: (650) 854-5712

                  (e)      If to the Focalink Securityholder Agent:

                           Yogen Dalal
                           2800 Sand Hill Road, Suite 250
                           Menlo Park, CA  94025
                           Attention: Yogen Dalal
                           Telephone No.: (650) 854-5560
                           Facsimile No.: (650) 854-5712

         10.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.5 Entire Agreement: Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         10.6 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonable to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by any party of any one remedy will not preclude the exercise of any other remedy.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.10    Dispute Resolution.

                  (a) If this Agreement is terminated and the Merger is abandoned at any time prior to the Effective Time, any dispute arising from or specifically related to this Agreement or any alleged breach thereof, or with respect to any of the transactions or events contemplated hereby, and if the parties, after attempting to resolve the dispute in good faith by referring the dispute to a corporate officer or partner of each party, have not been able to resolve the dispute, the parties agree to endeavor first to settle the dispute in an amicable manner by non-binding mediation in Santa Clara County, California before a retired judge of a Federal District Court or California Superior Court, or some similarly qualified, mutually agreeable individual. The parties shall bear the costs of such mediation equally.

                  (b) If the dispute is not resolved by mediation pursuant to
Section 10.10(a) above, or if the parties fail to agree upon a mediator within thirty (30) days after their failure to resolve the dispute, or either party declines mediation, the dispute shall be settled by arbitration which shall be conducted in accordance with the rules and procedures of American Arbitration Association ("AAA") then in effect with respect to commercial disputes and shall be held in Palo Alto, California. The dispute shall be heard before a panel of three arbitrators unless the parties agree in writing to a hearing by a sole arbitrator. In the case of a panel of three arbitrators, ClickOver and Focalink will each select one arbitrator within ten (10) days and such arbitrators shall jointly select a third arbitrator. If the two arbitrators are unable to agree upon the third arbitrator within ten
(10) days of their appointment, the parties hereby consent to the selection of the third arbitrator by the AAA administrator. The arbitrators shall determine all issues regarding such dispute, including without limitation, procedure, discovery, arbitrability and waiver. The arbitrators shall have the discretion to order a prehearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony by proposed witnesses and examination by deposition of parties. The parties shall instruct the arbitrators to render their decision no later than ninety (90) days after submission of the dispute, which decision shall be in writing and shall specify the factual and legal bases for the award. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of acts or omissions of the other party, shall be final and binding upon all parties. Judgment on the arbitration award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the arbitrator or arbitrators shall not be authorized to award punitive damages with respect to any such claim or controversy, nor shall any party seek punitive damages relating to any matter under, arising out of or relating to this Agreement under any circumstances. Except as otherwise set forth in the Agreement, the cost of any arbitration or mediation hereunder, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved including reasonable attorneys' fees incurred by the party determined by the arbitrators to be the prevailing party, shall be paid by the party determined by the arbitrators not to be the prevailing party, or otherwise allocated in an equitable manner as determined by the arbitrators.

                  (c) Notwithstanding any other provision of this Section 10.10 to the contrary, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs in connection with any such proceedings.

                [Remainder of This Page Intentionally Left Blank]

         IN WITNESS WHEREOF, ClickOver, Merger Sub, Focalink, Cupertino, Mayfield VII, Mayfield Associates Fund II and the Focalink Securityholder Agent have each caused this Agreement to be executed by their duly authorized respective officers, all as of the date first written above.


CLICKOVER, INC.                                 FOCALINK COMMUNICATIONS, INC.



By:_______________________________              By: __________________________
         Name:                                           Name:
         Title:                                          Title:



FOCALINK ACQUISITION CORPORATION                CUPERTINO NATIONAL BANK &
                                                TRUST



By:_______________________________              By: __________________________
     Name:                                           Name:
     Title:                                          Title:



MAYFIELD VII                                    MAYFIELD ASSOCIATES FUND II



By:_______________________________              By: __________________________
     Name:                                           Name:
     Title:                                          Title:



FOCALINK SECURITYHOLDER
AGENT


By: _______________________________
     Name:
     Title:

                                SCHEDULE 1.14(a

          DIRECTORS, OFFICERS AND EMPLOYEES OF FOCALINK WITH KNOWLEDGE

Yogen Dalal
Ronald A. Kovas
Peggy Wiley
Peter Kools
John Mracek
Walter Kupiec
Roberta Greenspan
Jennifer Dormoy
Drew Shulz
Dave Zinman

                                SCHEDULE 1.14(b

          DIRECTORS, OFFICERS AND EMPLOYEES OF CLICKOVER WITH KNOWLEDGE

Russell Siegelman
Scott Kauffman
Thomas Churchill
Chih-Chao Lam
Thi Thumasathit
John Worthington
Scott Ernst
Steve Findley

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF CLICKOVER, INC.
                            A CALIFORNIA CORPORATION


     The undersigned Scott Kauffman and Thi Thumasathit hereby certify that:

     ONE: They are the President and Assistant Secretary, respectively, of ClickOver, Inc., a California corporation.

     TWO: The Articles of Incorporation of this corporation are hereby amended and restated to read in full as follows:

                                    ARTICLE I

     The name of this corporation is ClickOver, Inc.

                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

     A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the corporation shall have authority to issue is 35,000,000 shares. The total number of shares of Common Stock which the corporation is authorized to issue is 25,000,000. The total number of shares of Preferred Stock which the corporation is authorized to issue is 10,000,000, of which 525,000 shares shall be Series A Preferred Stock, 5,512,000 shares shall be Series B Preferred Stock, 580,000 shares shall be Series C-1 Preferred Stock, 620,000 shares shall be Series C-2 Preferred Stock and 2,750,000 shares shall be Series C-3 Preferred Stock.

     B. Rights, Preferences and Restrictions of the Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article III(B). The Board of Directors of this corporation (the "Board") is hereby authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with the applicable protective voting rights which have been or may be granted to the Preferred Stock or any series thereof in Certificates of Determination or this corporation's

Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences, and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with any applicable Protective Provisions, the Board is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. If any shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1. Dividend Provisions

               (a) Subject to the rights of any additional series of Preferred Stock that may from time to time come into existence, the holders of outstanding shares of Preferred Stock shall be entitled to receive dividends at the rate of $0.01 per share per annum for the Series A Preferred Stock, $0.03 per share per annum for the Series B Preferred Stock, $0.05 per share per annum for the Series C-1 Preferred Stock, $0.21 per share per annum for the Series C-2 Preferred Stock and $0.12 per share per annum for the Series C-3 Preferred Stock, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation payable when, as and if declared by a unanimous vote or consent of the Board. Such dividends shall not be cumulative. Declared but unpaid dividends with respect to an outstanding share of Preferred Stock shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor either in cash or in Common Stock (valued at the fair market value on the date of payment as determined by the Board). Any amounts for which such assets are not legally available shall be paid promptly as assets become legally available therefor.

               (b) After payment of any such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all outstanding shares of Preferred Stock were converted to Common Stock at the then effective conversion rate.

          2. Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of any additional series of Preferred Stock that may from time to time come into existence, the holders of the outstanding shares of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock by reason of their ownership thereof, (i) for the Series A Preferred Stock, an amount per share equal to $0.20 for each outstanding share of Series A Preferred Stock, (ii) for the Series B

Preferred Stock, an amount per share equal to $0.4717 for each outstanding share of Series B Preferred Stock, (iii) for the Series C-1 Preferred Stock, an amount per share equal to $0.8451 for each outstanding share of Series C-1 Preferred Stock (the "Series C-1 Liquidation Price"), (iv) for the Series C-2 Preferred Stock, an amount per share equal to $3.2981 for each outstanding share of Series C-2 Preferred Stock (the "Series C-2 Liquidation Price"), and (v) for the Series C-3 Preferred Stock, an amount per share equal to $1.9129 for each outstanding share of Series C-3 Preferred Stock (the "Series C-3 Liquidation Price"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the outstanding shares of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any additional series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the outstanding shares of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to any additional series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such outstanding shares of Preferred Stock) until, (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $0.80 per share (including amounts paid pursuant to subsection (a) of this Section 2),
(ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $1.8868 per share (including amounts paid pursuant to subsection (a) of this Section 2), (iii) with respect to the holders of Series C-1 Preferred Stock, such holders shall have received an aggregate of $3.3804 per share (including amounts paid pursuant to subsection (a) of this Section 2), (iv) with respect to the holders of Series C-2 Preferred Stock, such holders shall have received an aggregate of $13.1924 per share (including amounts paid pursuant to subsection (a) of this Section 2) and (v) with respect to the holders of Series C-3 Preferred Stock, such holders shall have received an aggregate of $7.6516 per share (including amounts paid pursuant to subsection
(a) of this Section 2); thereafter, subject to the rights of any additional series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

               (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                    (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                         (A) Securities not subject to an investment letter or
other similar restrictions on free marketability covered by (B) below:

                              (1) If traded on a securities exchange or through
NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                              (2) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                              (3) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                         (B) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                    (iii) in the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                         (A) cause such closing to be postponed until such time
as the requirements of this subsection 2(c) have been complied with; or

                         (B) cancel such transaction, in which event the rights,
preferences and privileges of the holders of outstanding shares of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                    (iv) The corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten
(10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of all then outstanding shares of Preferred Stock that are entitled to such notice rights or similar notice rights, voting together as a single class.

                    (v) The rights granted pursuant to this subsection 2(c) are in addition to the rights granted pursuant to Section 5 herein.

          3. Redemption. The Preferred Stock is not redeemable.

          4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Effective Issue Price (as defined below) for such series of Preferred Stock by the Conversion Price applicable to such series, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Effective Issue Price for the Series A Preferred Stock shall be $0.20 per share; the Effective Issue Price for the Series B Preferred Stock shall be $0.4717 per share; the Effective Issue Price for the Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be $0.8451 per share; and the Effective Issue Price for the Series C-3 Preferred Stock shall be $1.9129 per share. The initial Conversion Price per share for each series shall be the Effective Issue Price for such series; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 4(d).

               (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for the respective series of Preferred Stock immediately upon the earlier of (A) except as provided below in subsection 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $1.9129 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $10 million in the aggregate or (B) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class.

               (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A, Series B, Series C-1, Series C-2 and Series C-3 Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) (1) If the corporation shall issue, after the date upon which any shares of Series C-3 Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A, Series B, Series C-1 and/or Series C-2 Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price of the Series A, Series B, Series C-1 and/or Series C-2 Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause d(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                              (2) If the corporation shall issue, after the
Purchase Date, any Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series C-3 Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series C-3 Preferred Stock in effect immediately prior to the each such issuance shall forthwith (except as otherwise provided in this clause d(i)) be adjusted to a price determined by multiplying such

Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the lesser of, or, if both such clauses are equal, then the denominator shall be equal to, (I) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock or (II) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at twenty-five thirty-seconds (25/32) of the Effective Issue Price for the Series C-3 Preferred Stock (adjusted solely for calculations under this clause (d)(i)(A)(2) to reflect subsequent stock dividends, stock splits or recapitalizations).

                         (B) No adjustment of the Conversion Price for any
series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (C) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

                         (E) In the case of the issuance (whether before, on or
after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                              (1) The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2) The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                              (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each series of Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Purchase Date other than:

                         (A) Common Stock issued pursuant to a transaction
described in subsection 4(d)(iii) hereof;

                         (B) shares of Common Stock issuable or issued to
employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment) does not exceed 2,850,000;

                         (C) Common Stock issued upon conversion of shares of
Preferred Stock;

                         (D) up to 100,000 shares of Common Stock issued to
banks or equipment lessors, provided such issuances are for other than primarily equity financing purposes and approval by the Board; and

                         (E) up to 250,000 shares of Common Stock issued in
connection with business combinations or corporate partnering agreements approved by the Board.

                    (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.

               (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock and against impairment.

               (h) No Fractional Shares and Certificate as to Adjustments.

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

               (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

               (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this corporation.

          5. Voting Rights.

               (a) The holder of each outstanding share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which such outstanding shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) Notwithstanding the provisions of Section 5(a) above, so long as 2,650,000 shares of Series B Preferred Stock remain outstanding (as adjusted for subsequent reverse stock splits, recapitalizations and the like), the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series B Director"). At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election or nomination of the Series B Director. A vacancy in the directorship elected solely by the holders of Series B Preferred Stock shall be filled only by vote of the holders of Series B Preferred Stock.

          6. Protective Provisions. Subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, so long as at least twenty-five percent (25%) of the shares of any series of Preferred Stock remain outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A, Series B, Series C-1, Series C-2 and Series C-3 Preferred Stock, voting together as a single class:

               (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

               (b) alter or change the rights, preferences or privileges of the shares of any series of Preferred Stock so as to adversely affect the shares;

               (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, any then existing series of Preferred Stock with respect to voting, dividends, redemption or upon liquidation; or

               (d) amend the corporation's Articles of Incorporation or bylaws.

          7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

     C. Common Stock.

          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the unanimous vote or written consent of the Board, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board.

          2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

          3. Redemption. The Common Stock is not redeemable.

          4. Voting Rights. Except in the election of a director by the holders of Series B Preferred Stock as provided in Section 5(b) of Division (B) of this
Article III, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

     A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B. The corporation is authorized, to the fullest extent permissible under California law, to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                      * * *


     THREE: The foregoing amendment and restatement has been approved by the Board.

     FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment and restatement was 5,836,721 shares of Common Stock, 525,000 shares of Series A Preferred Stock and 5,512,000 shares of Series B Preferred Stock. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required, such required vote being (a) a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, and (b) a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.




                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this certificate on December __, 1997.


                                       _____________________________________
                                       Scott Kauffman, President


                                       _____________________________________
                                       Thi Thumasathit, Assistant Secretary



         The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

        Executed at Palo Alto, California, on December __, 1997.



                                       _____________________________________
                                       Scott Kauffman, President


                                       _____________________________________
                                       Thi Thumasathit, Assistant Secretary




                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                  ARTICLES OF INCORPORATION OF CLICKOVER, INC.]

                          SHAREHOLDER VOTING AGREEMENT


         This Shareholder Voting Agreement (the "Agreement") is made and entered into as of December 31, 1997 by and among ClickOver, Inc., a California corporation ("ClickOver"), Focalink Communications, Inc., a California corporation ("Focalink"), and the undersigned shareholder (the "Shareholder") of Focalink. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

         A. Concurrently with the execution of this Agreement, ClickOver, Focalink Acquisition Corporation, a California corporation and a wholly-owned subsidiary of ClickOver ("Merger Sub"), and Focalink have entered into an Agreement and Plan of Merger, dated November 22, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Focalink. Pursuant to the Merger Agreement, all of the issued and outstanding shares of capital stock of Focalink (the "Focalink Capital Stock") and all of the outstanding warrants to acquire shares of Focalink Capital Stock will be converted into the right to receive shares of the capital stock of ClickOver (the "ClickOver Capital Stock") and warrants to acquire shares of ClickOver Capital Stock, respectively.

         B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with the right to vote or to direct the vote of such number of shares of Focalink Capital Stock as indicated on the signature page of this Agreement (the "Shares").

         C. In consideration of the execution of the Merger Agreement by ClickOver, the Shareholder agrees to restrict the transfer or disposition of any of the Shares, or any other shares of Focalink Capital Stock acquired by the Shareholder hereafter and prior to the Expiration Date (as defined in Section
1.1 below), agrees to vote or to direct the vote of the Shares and any other such shares of Focalink Capital Stock so as to facilitate consummation of the Merger, and agrees to grant ClickOver an irrevocable proxy to vote the Shares and any other such shares of Focalink Capital Stock upon the terms and subject to the conditions set forth herein.

         D. As additional consideration for ClickOver's execution of the Merger Agreement, the Shareholder agrees that twenty percent (20%) of all ClickOver Capital Stock received by that Shareholder as part of the Merger will be automatically deposited into and governed by the terms of an Escrow Fund established under the Merger Agreement without any further act or approval of the Shareholder.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       AGREEMENT TO RETAIN SHARES.

                  1.1 TRANSFER AND ENCUMBRANCE. The Shareholder agrees, during the period beginning on the date hereof and ending on the Expiration Date, not to transfer, sell, exchange, pledge or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares or any New Shares (as defined in Section 1.2 below). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the termination of the Merger Agreement in accordance with its terms.

                  1.2 NEW SHARES. The Shareholder agrees that any shares of Focalink Capital Stock that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership with the right to vote or direct the voting of such shares, after the date of this Agreement and prior to the Expiration Date (collectively, the "New Shares"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of Focalink called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Focalink with respect to any of the following, the Shareholder shall vote or direct the vote of the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and in favor of any matter that could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of assets, reorganization or recapitalization of Focalink with any party other than ClickOver and its affiliates and against any liquidation or winding up of Focalink (each of the foregoing is referred to as an "Opposing Proposal").

         3. NON-SOLICITATION AGREEMENT. The Shareholder agrees, prior to the Expiration Date, not to directly or indirectly take any of the following actions with any party other than ClickOver and its affiliates, agents and representatives and their designees: (i) solicit or encourage submission of any inquiries, proposals or offers by any person, entity or group (other than ClickOver, Merger Sub and their affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any information concerning Focalink to, or afford any access to the properties, books or records of Focalink to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than ClickOver, Merger Sub and their affiliates, agents and representatives), in connection with any Acquisition Proposal. For the purposes of this Agreement, an "Acquisition Proposal" shall mean any inquiry or proposal relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving Focalink (other than sales of assets or inventory in the ordinary course of business), or (ii) any sale of equity interests in Focalink (including without limitation by way of a tender offer or an exchange offer) other than pursuant to exercise of outstanding options and warrants. In addition, subject to the other provisions of this Section, from and after the date of this Agreement until the Expiration Date, Shareholder agrees not to directly or indirectly through any of its directors, officers, employees, representatives, investment bankers, agents or affiliates, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than ClickOver and/or Merger Sub). Upon execution of this Agreement, Shareholder agrees to immediately cease any and all existing activities, discussions or negotiations with any parties (other than ClickOver, Merger Sub, and their affiliates, agents and representatives) conducted heretofore with respect to any of the foregoing. In the event that the Shareholder receives from any third party any offer or indication of interest (whether made in writing or otherwise) regarding any of the transactions referred to in the foregoing sentence, or any request for information about Focalink with respect to any of the foregoing, then the Shareholder shall promptly communicate to ClickOver the material terms of each such offer, indication of interest, or request, including the identity of the third party.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, the Shareholder agrees to deliver to ClickOver a proxy in the form attached as Annex A (the "Proxy"), which shall be irrevocable to the extent provided in Section 705 of the General Corporation Law of the State of California, covering the total number of Shares and New Shares of capital stock of Focalink beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by the Shareholder set forth therein.

         5. ESCROW FUND. The Shareholder hereby agrees that twenty percent (20%) of all ClickOver Capital Stock received by that Shareholder as part of the Merger will be automatically deposited into and governed by the terms of an Escrow Fund established under the Merger Agreement without any further act or approval of the Shareholder.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. The Shareholder represents, warrants and covenants to ClickOver as follows: the
Shareholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of Focalink Capital Stock other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law), and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         7. COVENANTS OF FOCALINK. Focalink hereby agrees and covenants that:

                  (a) Focalink will not and will not cause its stock transfer agent to, register the transfer of any of the Shares or New Shares on the stock transfer ledger of Focalink at any time prior to the termination of this Agreement pursuant to Section 10; and

                  (b) Focalink agrees that any shares of Focalink Capital Stock (including Focalink Common Stock) that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the termination of this Agreement pursuant to
Section 10 shall be considered "New Shares" and subject to each of the terms and conditions of this Agreement.

         8. ADDITIONAL DOCUMENTS. The Shareholder and Focalink hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

         9. CONSENT AND WAIVER. The Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Shareholder is a party or pursuant to any rights the Shareholder may have.

         10. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         11. MISCELLANEOUS.

                  11.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  11.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties.

                  11.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  11.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties acknowledge that ClickOver will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to ClickOver upon any such violation, ClickOver shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to ClickOver at law or in equity.

                  11.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      If to ClickOver, to:

                                    ClickOver, Inc.
                                    3045 Park Boulevard, Suite 200
                                    Palo Alto, California  94306
                                    Attention:  Scott Kauffman, President
                                    Telephone No.:  (650) 617-6800
                                    Facsimile No.:  (650) 617-6900

                                    With a copy to:

                                    Brobeck Phleger & Harrison LLP
                                    550 West C Street, Suite 1300
                                    San Diego, California 92101-3532
                                    Attention:  John A. Denniston
                                    Telephone No.:  (619) 234-1966
                                    Facsimile No.:  (619) 234-3848


                           (b)      If to Focalink, to:

                                    Focalink Communications, Inc.
                                    2191 East Bayshore Road, First Floor
                                    Palo Alto, California  94303
                                    Attention:  Ronald A. Kovas, President
                                    Telephone No.:  (650) 842-0660
                                    Facsimile No.:  (650) 842-0665

                                    With a copy to:

                                    Latham & Watkins
                                    75 Willow Road
                                    Menlo Park, California  94025
                                    Attention:  Allen Morgan
                                    Telephone No.:  (650) 328-4600
                                    Facsimile No.:  (650) 463-2600

                           (c) If to the Shareholder, to the address set forth
on the last page hereof.


                  11.6 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Focalink and the Shareholder irrevocably submit to the jurisdiction of any state or federal court sitting in the county of Santa Clara, California in any action or proceeding arising out of or related to this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Shareholder hereby irrevocably consents to the service of process which may be served in any such action or proceeding by certified mail, return receipt requested, by delivering a copy of such process to the Shareholder or by any other method permitted by law.

                  11.7 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  11.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  11.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


CLICKOVER, INC.                             SHAREHOLDER

                                            Name:_____________________

By:____________________________             By:_______________________
     Name:
     Title:                                 Title:____________________

                                            Shareholder's Address for Notice:

FOCALINK COMMUNICATIONS, INC.


By:_____________________________
     Name:
     Title:                         Shares beneficially owned:

                              _____ shares of Focalink Common Stock

                              _____ shares of Focalink Series A Preferred Stock

                              _____ shares of Focalink Series B Preferred Stock

                              _____ shares of Focalink Series A-1 Preferred
                                    Stock






                [SIGNATURE PAGE TO SHAREHOLDER VOTING AGREEMENT]

                                                                         Annex A

                                IRREVOCABLE PROXY
                                     TO VOTE
                                 FOCALINK STOCK


         The undersigned shareholder of Focalink Communications, Inc., a California corporation ("Focalink"), hereby irrevocably (to the fullest extent permitted by Section 705 of the General Corporation Law of the State of California) appoints the directors on the Board of Directors of ClickOver, Inc., a California corporation ("ClickOver"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Focalink which now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Focalink issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Focalink as of the date of this Proxy are listed on the final page of this Proxy, along with the number(s) of the share certificate(s) which represent such Shares. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is granted pursuant to that certain Shareholder Voting Agreement, dated as of November __, 1997, by and among ClickOver, Focalink and the undersigned shareholder (the "Shareholder Agreement"), and is granted in consideration of ClickOver entering into that certain Agreement and Plan of Merger, dated as of November __, 1997 (the "Merger Agreement"), by and among ClickOver, Focalink Acquisition Corporation, a California corporation and a wholly-owned subsidiary of ClickOver ("Merger Sub"), Focalink, and others. The Merger Agreement provides, among other things, for the merger of Merger Sub with and into Focalink in accordance with its terms (the "Merger"), and the undersigned shareholder will be receiving the capital stock of ClickOver under the Merger. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the termination of the Merger Agreement in accordance with its terms.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 603 of the General Corporation Law of the State of California) at every annual, special or adjourned meeting of the shareholders of Focalink and in every written consent in lieu of any such meeting: (a) in favor of approval of the Merger Agreement and the Merger and in favor of any matter that could reasonably be expected to facilitate the Merger and (b) against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of assets, reorganization or recapitalization of Focalink with any party other than ClickOver and its affiliates and against any liquidation or winding up of Focalink. The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided in clauses (a) and (b) above. The undersigned shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the fullest extent permitted by Section 705 of the General Corporation Law of the State of California). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated:  November __, 1997

                               Signature of Shareholder: ____________________

                               Print Name of Shareholder: ___________________

Shares beneficially owned:                                 Certificate Nos.
--------------------------                                 ----------------

_____    shares of Focalink Common Stock                 ______________________

_____    shares of Focalink Series A Preferred Stock     ______________________

_____    shares of Focalink Series B Preferred Stock     ______________________

_____    shares of Focalink Series A-1 Preferred Stock   ______________________

                                 CLICKOVER INC.
                AMENDMENT NO. 1 TO THE INVESTOR RIGHTS AGREEMENT


         This Amendment No. 1 ("Amendment") to the Investors' Rights Agreement dated March 14, 1997 (the "Agreement") is made as of December __, 1997 by and among ClickOver, Inc., a California corporation (the "Company"), each of the individuals and entities listed on Schedule A to the Agreement, as amended (the "Existing Shareholders"), and each of the individuals and entities listed as New Shareholders on the signature page to this Amendment (the "New Shareholders"). Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Agreement.

                                    RECITALS

         A. The Company, Focalink Acquisition Corporation, Focalink Communications, Inc. ("Focalink"), Mayfield VII, Mayfield Associates Fund II and Cupertino National Bank & Trust have executed a certain Agreement and Plan of Merger, dated November 22, 1997 (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of ClickOver will merge with and into Focalink (the "Merger").

         B. Pursuant to the Merger Agreement, among other things, the Company shall issue to the New Shareholders shares of the Company's Series C-1 Preferred Stock, Series C- 2 Preferred Stock and Series C-3 Preferred Stock.

         C. As a condition to the Merger, the Existing Shareholders and the Company are willing to enter into this Amendment to permit the New Shareholders to become a party to the Agreement, as amended.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. ADDITIONAL PARTIES TO THE AGREEMENT. The New Shareholders hereby enter into and become parties to the Agreement. Schedule A to the Agreement is hereby amended to include the New Shareholders.

         2.       AMENDMENTS TO AGREEMENT.

                  2.1 The New Shareholders and the Existing Shareholders are collectively referred to as "Investors" for the purposes of the Agreement, as amended hereby.

                  2.2 Section 1.1(f) of the Agreement is amended in its entirety to read as follows:

                  "(f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Section 1 are not assigned."

         3. CONSENT. Each Existing Shareholder, on behalf of himself or herself and the other Investors under the Agreement, (a) consents to adding the New Shareholders as parties to the Agreement, and (b) consents to the registration rights hereby provided the New Shareholders, which consent is given pursuant to
Section 3.7 of the Agreement.

         4. EFFECT OF AMENDMENT. Except as amended and set forth above, the Agreement shall continue in full force and effect. In the event of any inconsistency between the terms of the Agreement and this Amendment, the terms of this Amendment shall govern and control.

         5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each which will be deemed an original, and all of which together shall constitute one instrument.

         6. SEVERABILITY. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7. ENTIRE AGREEMENT. This Amendment, together with the Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         8. GOVERNING LAW. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         This Amendment is hereby executed as of the date first above written.

                                     CLICKOVER, INC., a California corporation


                                         By: _________________________________
                                             Scott Kauffman, President

                               Address:  3045 Park Boulevard, Suite 200
                                         Palo Alto, California 94306


                                         Existing Shareholders:

                                         KLEINER PERKINS CAUFIELD & BYERS VIII

                                         By: KPCB VIII Associates, its General
                                             Partner

                                             By: _____________________________
                                                 Name: _______________________
                                                 Title: ______________________

                                         KPCB INFORMATION SCIENCES ZAIBATSU
                                         FUND II

                                         By: KPCB VII Associates, its General
                                             Partner

                                             By: _____________________________
                                                 Name: _______________________
                                                 Title: ______________________

                                         KPCB JAVA FUND

                                         By: KPCB VIII Associates, its General
                                             Partner

                                             By: _____________________________
                                                 Name: _______________________
                                                 Title: ______________________

                               Address: c/o Kleiner Perkins Caufield & Byers 2750 Sand Hill Road
                                         Menlo Park, CA  94025-7020



                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                         __________________________
                                         Fah-Chun Cheong

                               Address:  240 Exeter Avenue
                                         San Carlos, CA  94070



                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                               ______________________________
                                               Thomas Churchill

                                    Address:   136 Churchill Street
                                               Palo Alto, CA  94301



                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                               ______________________________
                                               Chih-Chao Lam

                                    Address:   525 View Street
                                               Mountain View, CA  94041



                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                               ______________________________
                                               Chih-Ming Lam

                                    Address:   525 View Street
                                               Mountain View, CA  94041



                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                               ______________________________
                                               Dale Thoms

                                    Address:   3303 Kimberly Way
                                               San Mateo, CA  94403



                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                               ______________________________
                                               Ken Tidwell

                                    Address:   914 S. Springer Road
                                               Los Altos, CA  94024



                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                               New Shareholders:

                                               CUPERTINO NATIONAL BANK & TRUST

                                               By:____________________________
                                               Name:__________________________
                                               Title:_________________________

                                    Address: _________________________________
                                             _________________________________


                                               MAYFIELD VII

                                               By:____________________________
                                               Name:__________________________
                                               Title:_________________________



                                               MAYFIELD ASSOCIATES FUND II

                                               By:____________________________
                                               Name:__________________________
                                               Title:_________________________


                                               MAYFIELD SOFTWARE PARTNERS

                                               By:____________________________
                                               Name:__________________________
                                               Title:_________________________


                                    Address: _________________________________
                                             _________________________________



                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                                     CMP MEDIA, INC.

                                               By:____________________________
                                               Name:__________________________
                                               Title:_________________________

                                    Address: _________________________________
                                             _________________________________



                                                 _____________________________
                                                 Allen L. Morgan

                                    Address: _________________________________
                                             _________________________________


                                               WS INVESTMENT COMPANY 95B

                                               By:____________________________
                                               Name:__________________________
                                               Title:_________________________

                                    Address: _________________________________
                                             _________________________________




                    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
                           INVESTOR RIGHTS AGREEMENT]

                                   SCHEDULE A

                          List of Existing Shareholders


Kleiner Perkins Caufield & Byers VIII

KPCB Information Sciences
Zaibatsu Fund II

KPCB Java Fund

Fah-Chun Cheong

Thomas Churchill

Chih-Chao Lam

Chih-Ming Lam

Dale Thoms

Ken Tidwell

                                 CLICKOVER, INC.
                        RIGHT OF FIRST REFUSAL AGREEMENT


         This Right of First Refusal Agreement (the "Agreement") is made as of December __, 1997, by and among ClickOver, Inc., a California corporation ("ClickOver"), Cupertino National Bank & Trust ("Cupertino"), Kleiner Perkins Caufield & Byers VIII ("KPCB"), Mayfield VII and Mayfield Associates Fund II (together with Mayfield VII, "Mayfield").

                                    RECITALS

         A. Cupertino has previously loaned the principal amount of $3,000,000 (the "Loan") to Focalink Communications, Inc., a California corporation ("Focalink"), and in connection with the Loan, received warrants to purchase up to 600,000 shares of Focalink Series A-1 Preferred Stock.

         B. ClickOver, Focalink, Mayfield and Cupertino have executed that certain Agreement and Plan of Merger, dated as of November 22, 1997 (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of ClickOver will merge with and into Focalink (the "Merger").

         C. In connection with the Merger, Mayfield has agreed to purchase from Cupertino $1,000,000 of the principal amount of the Loan and warrants to purchase up to 200,000 shares of Focalink Series A-1 Preferred Stock.

         D. In connection with the Merger, among other things, Cupertino has agreed at the closing of the Merger (i) to cancel all of the principal and interest outstanding under its portion of the Loan in exchange for 1,045,555 shares of ClickOver Preferred Stock (as defined below) and (ii) to receive ClickOver Warrants (as defined below) to purchase up to 90,505 shares of ClickOver Preferred Stock in exchange for its remaining warrants to purchase up to 400,000 shares of Focalink Series A-1 Preferred Stock.

         E. In order to induce Mayfield to purchase a portion of the Loan from Cupertino and to induce KPCB, a major shareholder of ClickOver, to vote in favor of the Merger, Cupertino is willing to grant Mayfield and KPCB rights of first refusal with respect to all Stock (as defined below) it will receive in the Merger.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  a. "Stock" shall mean all shares of ClickOver Preferred Stock and all

ClickOver Warrants received by Cupertino in the Merger, all shares of ClickOver Preferred Stock issued upon exercise of the ClickOver Warrants and all shares of ClickOver Common Stock issued upon conversion of any such ClickOver Preferred Stock.

                  b. "ClickOver Preferred Stock" shall mean ClickOver's Series C-3 Preferred Stock.

                  c. "ClickOver Warrants" shall mean warrants to purchase shares of ClickOver's Series C-3 Preferred Stock.

                  d. "ClickOver Common Stock" shall mean ClickOver's Common
Stock.

                  e. "Next Qualified Equity Financing" shall mean the next equity financing involving the receipt by ClickOver of at least $3,000,000.

         2.       Right of First Refusal.

                  a. Notice to ClickOver, Mayfield and KPCB.

                           (1) In the event Cupertino desires to sell or
transfer any Stock, Cupertino shall deliver a notice in writing by certified mail ("Notice") to ClickOver, Mayfield and KPCB stating (A) its bona fide intention to sell or transfer such Stock, (B) the number of shares of such Stock to be sold or transferred, (C) the price, if any, for which it proposes to sell or transfer such Stock, (D) the name of the proposed purchaser or transferee and
(E) all other terms of the proposed transaction.

                           (2) In the event the proposed transfer is partially
or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by ClickOver's Board of Directors (the "Board") in its sole good faith, in which case such cash value ascertained by the Board, when added to any cash to be exchanged and then divided by the number of shares of Stock to be transferred, shall be deemed the price per share set forth in the Notice. In the event of a gift, property settlement or other transfer in which the proposed purchaser or transferee is not paying the full price for the Stock, the price shall be deemed to be the fair market value of the Stock as determined in good faith by the Board.

                  b. Mayfield Right of First Refusal. Mayfield shall have an exclusive, irrevocable option (the "Mayfield Option"), at any time within ten
(10) days of receipt of the Notice (the "Mayfield Option Period"), to elect to purchase all (but not less than all) of the Stock to which the Notice refers at the price per share specified in the Notice (as determined in Section 2(a)). Mayfield shall exercise the Mayfield Option by written notice signed by a duly authorized partner of Mayfield and delivered or mailed to Cupertino and ClickOver (the "Mayfield Settlement Notice"), which notice shall specify the time, place and date for settlement of such purchase.

                  c. Mayfield Settlement. Within thirty (30) days of receipt of the Mayfield

Settlement Notice, Cupertino must deliver to ClickOver all certificates for the Stock being acquired by Mayfield, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by ClickOver to provide reasonable assurance that each necessary endorsement is genuine and effective, and Mayfield must thereupon deliver to Cupertino full cash payment for the Stock being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, Mayfield shall pay for the Stock on the same terms and conditions set forth in the Notice.

                  d. KPCB Right of First Refusal. In the event that Mayfield does not exercise the Mayfield Option, upon the expiration of the Mayfield Option Period Cupertino shall promptly give written notice to KPCB of Mayfield's nonexercise of the Mayfield Option, which notice shall enclose the Notice (the "KPCB Notice"). KPCB shall then have an exclusive, irrevocable option (the "KPCB Option"), at any time within ten (10) days of receipt of the KPCB Notice, to elect to purchase all (but not less than all) of the Stock to which the Notice refers at the price per share specified in the Notice (as determined in Section 2(a)). KPCB shall exercise the KPCB Option by written notice signed by a duly authorized partner of KPCB and delivered or mailed to Cupertino and ClickOver (the "KPCB Settlement Notice"), which notice shall specify the time, place and date for settlement of such purchase.

                  e. KPCB Settlement. Within thirty (30) days of receipt of the KPCB Settlement Notice, Cupertino must deliver to ClickOver all certificates for the Stock being acquired by KPCB, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by ClickOver to provide reasonable assurance that each necessary endorsement is genuine and effective, and KPCB must thereupon deliver to Cupertino full cash payment for the Stock being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, KPCB shall pay for the Stock on the same terms and conditions set forth in the Notice.

                  f. Assignment of Mayfield Option and KPCB Option. Mayfield may assign its rights under this Section 2 to (i) any of its limited partners, (ii) any entity related to or affiliated with Mayfield, (iii) KPCB or (iv) any entity affiliated with KPCB and KPCB may assign its rights under this Section 2 to (w) any of its limited partners, (x) any entity related to or affiliated with KPCB,
(y) Mayfield or (z) any entity affiliated with Mayfield.

         3. Termination of Rights of First Refusal. The rights of first refusal under Section 2 of this Agreement shall terminate upon the first to occur of the following events: (a) the liquidation, dissolution or indefinite cessation of the business operations of ClickOver; (b) the execution by ClickOver of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of all or substantially all of the property and assets of ClickOver; (c) upon the effective date of a bona fide firm commitment underwritten public offering of ClickOver's Common Stock registered under the Securities Act of 1933, as amended, on Form S-1 (or any successor form designated by the Securities and Exchange Commission); or (d) upon the transfer of any Stock as to which Mayfield and KPCB have elected not to exercise their rights under Section 2 and, in such event, the rights of first refusal under Section 2 shall terminate only with respect to the Stock so transferred.

         4. Exempt Transfers. Notwithstanding the rights of first refusal set forth in Section 2 of this Agreement, Cupertino may transfer all or any part of its Stock (i) to its Affiliates, where "Affiliates" means any other person or entity that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or is under common control with Cupertino, and
(ii) to its successors in interest; provided, however, any transfer of Stock made pursuant to the provisions of this Section shall be subject to the following (i) prior to the completion of such transfer, each such transferee shall have executed documents in form and substance satisfactory to KPCB and Mayfield, evidenced by KPCB's and Mayfield's written acknowledgement of such satisfaction, assuming the obligations of Cupertino under this Agreement with respect to the transferred Stock and (ii) such transferred Stock shall remain subject to the provisions of this Agreement, and the transferee shall be treated as Cupertino for purposes of this Agreement.

         5. Restriction on Transfer. Unless exempted under Section 4 of this Agreement, Cupertino, Mayfield and KPCB each agree not to sell, pledge, hypothecate or otherwise transfer all or any part of their Stock until the earlier of (a) February 28, 1998, or (b) the closing date of ClickOver's Next Qualified Equity Financing; provided, however, that the foregoing restriction shall not prohibit any transfers of the Stock from Mayfield or KPCB to any of their respective affiliates as long as such affiliates agree to be bound by the restrictions of this Section 5.

         6. Legends; Stop Transfer Instructions.

                  a. Legends. Each certificate representing shares of Stock now or hereafter owned by Cupertino shall be endorsed with the following legend:

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A RIGHT OF FIRST REFUSAL AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AMONG THE PARTIES NAMED THEREIN, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE ISSUER OF SUCH SHARES."

                  b. Stop Transfer Instructions. Cupertino agrees that ClickOver may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4(a) above to enforce the provisions of this Agreement and ClickOver agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

         7. Miscellaneous.

                  a. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) personal delivery to the party to be notified, (ii) upon facsimile transmission to the party to be notified at the facsimile number indicated for such party below, if any, upon confirmation of transmission or (iii) one (1) day after deposit with a reputable overnight courier service or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party at the following address (or at such other address for a party as shall be specified by like notice):

                           If to ClickOver, to:

                           ClickOver, Inc.
                           3045 Park Boulevard, Suite 200
                           Palo Alto, CA  94306
                           Attention: President
                           Telephone No: (650) 617-6800
                           Facsimile No: (650) 617-6900

                           With a copy to:

                           Brobeck, Phleger & Harrison LLP
                           550 West C Street, Suite 1300
                           San Diego, CA 92101
                           Attention: John A. Denniston
                           Telephone: (619) 234-1966
                           Facsimile: (619) 234-3848

                           If to Cupertino, to:

                           Cupertino National Bank & Trust
                           3 Palo Alto Square, Suite 150
                           Palo Alto, CA  94306
                           Attention: John Krogstad
                           Telephone No: (650) 813-3815
                           Facsimile No: (650) 843-6969

                           If to Mayfield:

                           Mayfield Fund
                           2800 Sand Hill Road, Suite 250
                           Menlo Park, CA  94025
                           Attention: Yogen Dalal
                           Telephone No.: (650) 854-5560
                           Facsimile No.: (650) 854-5712

                           If to KPCB:

                           Kleiner, Perkins, Caufield & Byers
                           2750 Sand Hill Road
                           Menlo Park, CA  94025
                           Attention: Russell Siegelman
                           Telephone No.: (650) 233-3377
                           Facsimile No.: (650) 233-0300

                  b. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  c. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

                  d. Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of all of the parties hereto.

                  e. Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives.

                  f. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonable to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  g. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by any party of any one remedy will not preclude the exercise of any other remedy.

                  h. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

                  i. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  j. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  k. Ownership. Cupertino represents and warrants that it is the sole legal and beneficial owner of the Stock subject to this Agreement and that no other person or entity has any interest in such Stock.

                  l. Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing parties in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing parties under or with respect to this Agreement, including without limitation, the reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         The foregoing Agreement is hereby executed as of the date first above written.

                                        CLICKOVER, INC.


                                        By:__________________________________

                                        Its:_________________________________


                                        CUPERTINO NATIONAL BANK &
                                        TRUST


                                        By:__________________________________

                                        Its:_________________________________

                                        MAYFIELD VII


                                        By:__________________________________

                                        Its:_________________________________


                                        MAYFIELD ASSOCIATES FUND II


                                        By:__________________________________

                                        Its:_________________________________

                                        KLEINER PERKINS CAUFIELD &
                                        BYERS VIII

                                        By:   KPCB VIII Associates, its General
                                              Partner

                                              By:____________________________
                                              Name:__________________________
                                              Title:_________________________



              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

                                December 31, 1997



Focalink Communications, Inc.
2191 East Bayshore Road, First Floor
Palo Alto, CA  94303

Ladies and Gentlemen:

                  We have acted as counsel for ClickOver, Inc., a California corporation ("Parent"), in connection with the merger of its wholly-owned subsidiary, Focalink Acquisition Corporation, a California corporation ("Merger Sub"), with and into Focalink Communications, Inc., a California corporation (the "Company"), pursuant to the Agreement and Plan of Merger dated as of November 22, 1997 by and among Parent, Merger Sub, the Company, Cupertino National Bank & Trust, Mayfield VII and Mayfield Associates Fund II (the "Merger Agreement"). This opinion is being rendered to you pursuant to Section 6.2(d) of the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement.

                   In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion, including those relating to the authorization, execution and delivery of the Merger Agreement.

                  In such examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of Parent.

                  Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the

Focalink Communications, Inc.                                December 31, 1997
                                                                        Page 2

attorneys in our firm who have devoted substantive attention to the transactions contemplated by the Merger Agreement (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

                  This opinion relates solely to the laws of the State of California and applicable federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

                  Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Merger Agreement or the Schedule of Exceptions thereto, we are of the opinion that as of the date hereof:

                  1. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as, to our knowledge, it is presently being conducted.

                  2. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement, the performance by Parent and Merger Sub of their obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and its shareholders and Merger Sub and its sole shareholder. The Merger Agreement has been duly and validly authorized, executed and delivered by Parent and Merger Sub, and has been approved by the Board of Directors of Parent and its shareholders and by the Board of Directors of Merger Sub and its sole shareholder.

                  3. The capitalization of Parent is as follows:

                           (a) Preferred Stock. 10,000,000 shares of Preferred
Stock (the "Preferred Stock"), of which (i) 525,000 shares have been designated Series A Preferred Stock, to our knowledge 525,000 of which are currently issued and outstanding, (ii) 5,512,000 shares have been designated Series B Preferred Stock, to our knowledge 5,512,000 of which are currently issued and outstanding,
(iii) 580,000 shares have been designated Series C-1 Preferred Stock, some or all of which may be issued pursuant to the Merger Agreement, (iv) 620,000 shares have been designated Series C-2 Preferred Stock, some or all of which may be issued pursuant to the Merger Agreement and (v) 2,750,000 shares have been designated Series C-3 Preferred Stock, some or all of which may be issued pursuant to the Merger Agreement. Such 525,000 shares of outstanding Series A Preferred Stock and such 5,512,000 shares of outstanding

Focalink Communications, Inc.                                December 31, 1997
                                                                        Page 3

Series B Preferred Stock have been duly authorized and validly issued, are nonassessable and are fully paid.

                           (b) Common Stock. 25,000,000 shares of Common Stock
(the "Common Stock"), to our knowledge 5,856,721 of which are currently issued and outstanding. Such 5,856,721 shares of outstanding Common Stock have been duly authorized and validly issued, are nonassessable, and are fully paid.

                           (c) The Common Stock issuable upon conversion of the
Series C-1, Series C-2 and Series C-3 Preferred Stock to be issued at the Closing has been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with Parent's Amended and Restated Articles of Incorporation, will be validly issued, fully paid and nonassessable.

                           (d) Except for (i) the conversion privileges of the
outstanding shares of Series A and Series B Preferred Stock; (ii) the conversion privileges of the Series C-1, Series C-2 and Series C-3 Preferred Stock to be issued at the Closing; (iii) outstanding options to purchase 622,942 shares of Common Stock pursuant to the ClickOver Plan; and (iv) the outstanding Focalink Warrants to be assumed by ClickOver at the Closing, to our knowledge, there are no preemption rights, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from Parent any of Parent's equity securities.

                  4. Immediately prior to the Effective Time, the capital stock of Merger Sub consists of 100 shares of Common Stock, all of which are issued and outstanding and are held by Parent.

                  5. The shares of Parent Common and Preferred Stock to be issued and delivered pursuant to the Merger Agreement have been duly authorized and will, when issued in accordance with the terms of the Merger Agreement, be validly issued, fully paid and nonassessable.

                  6. Neither the execution or delivery by Parent and Merger Sub of the Merger Agreement nor the consummation by Parent and Merger Sub at the Closing of the transactions contemplated thereby will (i) violate any provision of the Amended and Restated Articles of Incorporation or the Bylaws of Parent or the Articles of Incorporation or the Bylaws of Merger Sub, (ii) violate or be in conflict with any federal or California laws which to our knowledge are applicable to Parent or Merger Sub, or (iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal or California court having jurisdiction over Parent or Merger Sub or their properties.

Focalink Communications, Inc.                                December 31, 1997
                                                                        Page 4

                  7. Based solely on a search of the civil court dockets of Santa Clara and San Mateo Municipal Courts and Santa Clara and San Mateo Superior Courts, we are not aware that there is any action, proceeding or governmental investigation pending, or threatened in writing, against Parent or Merger Sub which questions the validity or enforceability of the Merger Agreement or the right of Parent or Merger Sub to enter into the Merger Agreement.

                  Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

                  (A) We express no opinion as to Parent's or Merger Sub's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

                  (B) We express no opinion as to the past, present or future fair market value of Parent Preferred or Common Stock and/or Company Preferred or Common Stock.

                  (C) Our opinions in paragraph 3 above as to the number of issued and outstanding shares of Common Stock and Preferred Stock and to the effect that such shares have been validly issued and are fully paid and nonassessable, and as to the number of shares of Common Stock subject to outstanding options and warrants are based solely on our review of Parent's stock records made available to us and an Officers' Certificate of Parent.

                  (D) Our opinions in clause (ii) of paragraph 6 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Merger Agreement and do not extend to licenses, permits and approvals necessary for the conduct of Parent's or Merger Sub's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Merger Agreement because of the nature of the business of any party thereto other than Parent and Merger Sub.

                  (E) We express no opinion as to the effect of subsequent issuances of securities of Parent to the extent that notwithstanding its reservation of shares Parent may issue so many shares of Common Stock that there are not enough remaining authorized but unissued shares of Common Stock for the conversion of the Preferred Stock (or may issue securities which by antidilution adjustment so reduce the Conversion Price of the Preferred Stock and/or other derivative securities that the outstanding shares of the Preferred Stock become convertible for more shares of Common Stock than remain authorized but unissued).

Focalink Communications, Inc.                                December 31, 1997
                                                                        Page 5

                  This opinion is rendered as of the date first written above solely for your benefit in connection with the Merger Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Parent or Merger Sub. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                   Very truly yours,



                                   BROBECK, PHLEGER & HARRISON LLP

Focalink Communications, Inc.                                December 31, 1997
                                                                        Page 6
C:\BPHSD\TEH\0222768.04
BPH LEGAL OPINION TO BE DELIVERED TO
FOCALINK COMMUNICATIONS, INC. AT CLOSING